                           FLAGSTAR BANK 401(k) PLAN



                       Restated Effective January 1, 1997
                           Plan Year Ends December 31



                  -------------------------------------------
                                 Copyright 1996
                         Reinhart, Boerner, Van Deuren,
                           Norris & Rieselbach, s.c.
                              All Rights Reserved.
                  -------------------------------------------

                           FLAGSTAR BANK 401(k) PLAN



                               TABLE OF CONTENTS

                                                                        Page
                                                                        -----
         ARTICLE 1   THE PLAN, DEFINITIONS
                     AND CONSTRUCTION

   1.1   The Plan                                                        1-1
   1.2   Definitions                                                     1-1
   1.3   Construction                                                    1-9

         ARTICLE 2   ELIGIBILITY AND PARTICIPATION

   2.1   Eligible Class of Employees                                     2-1
   2.2   Conditions of Eligibility                                       2-1
   2.3   Commencement of Participation                                   2-1
   2.4   Termination of Participation                                    2-1
   2.5   Reemployment                                                    2-1
   2.6   Reinstatement of Participation                                  2-1

         ARTICLE 3   CONTRIBUTIONS AND ALLOCATIONS

   3.1   Contribution and Allocation Restrictions                        3-1
   3.2   Elective Contributions                                          3-1
   3.3   Matching Contributions                                          3-3
   3.4   Allocation of Forfeitures                                       3-4
   3.5   Top-Heavy Contributions                                         3-4
   3.6   Rollovers from Other Employee Benefit Plans                     3-5
   3.7   Participant After-Tax Contributions                             3-5
   3.8   Determination of Contributions                                  3-5
   3.9   Time of Payment of Contributions                                3-6
   3.10  Return of Contributions                                         3-6
   3.11  Transfer of Insurance                                           3-7


         ARTICLE 4   VALUATION

   4.1   Account Value and Income Allocation                             4-1
   4.2   Valuation of Participant's Account                              4-1
   4.3   Valuation of Employer Stock                                     4-2

         ARTICLE 5   CONTRIBUTION, ALLOCATION
                     AND TOP-HEAVY RESTRICTIONS

   5.1   Maximum Limits on Allocations                                   5-1
   5.2   Limitations for Defined Benefit and Defined Contr
         Plans Covering the Same Employee                                5-3
   5.3   Top-Heavy Restrictions                                          5-4
   5.4   Actual Deferral Percentage Test                                 5-4
   5.5   Actual Contribution Percentage Test                             5-8
   5.6   Qualified Nonelective Contributions and Qualified
         Matching Contributions                                          5-12
   5.7   Highly Compensated Employee                                     5-12

         ARTICLE 6   VESTING

   6.1   Vesting                                                         6-1
   6.2   Top-Heavy Plan Years                                            6-2
   6.3   Forfeitures                                                     6-2
   6.4   Reinstatement                                                   6-2

         ARTICLE 7   DISTRIBUTIONS

   7.1   Commencement of Retirement Benefits                             7-1
   7.2   Method of Payment                                               7-2
   7.3   Death Benefits                                                  7-4
   7.4   Required Lifetime Distributions                                 7-5
   7.5   Qualified Domestic Relations Orders                             7-7
   7.6   Hardship Withdrawals Elective Contributions                     7-8
   7.7   Withdrawals At or After Age 59-1/2                              7-9
   7.8   Withdrawals from Accounts Invested in Company Stock             7-9

         ARTICLE 8   ADMINISTRATION OF THE PLAN

   8.1   Appointment of Separate Administrator                           8-1
   8.2   Powers and Duties                                               8-1


   8.3   Records and Notices                                             8-2
   8.4   Compensation and Expenses                                       8-3
   8.5   Limitation of Authority                                         8-3
   8.6   Voting of Employer Stock Shares                                 8-3

         ARTICLE 9   ADMINISTRATION OF THE TRUST

   9.1   Appointment of Trustee                                          9-1
   9.2   Authorization for Trust Agreement                               9-1
   9.3   Participant Direction of Investment of Account                  9-1
   9.4   Funding Policy                                                  9-2

         ARTICLE 10  CLAIMS PROCEDURE

  10.1   Application for Benefits                                       10-1
  10.2   Notice of Denied Claim for Benefits                            10-1
  10.3   Review of Denied Claim                                         10-1

         ARTICLE 11  AMENDMENT AND TERMINATION

  11.1   Amendment or Restatement                                       11-1
  11.2   Termination and Discontinuance of Contributions                11-1
  11.3   Distribution Upon Termination                                  11-1
  11.4   Merger, Consolidation or Transfer of Assets and Liabilities    11-2
  11.5   Distribution Upon Disposition of Assets of Subsidiary          11-2
  11.6   Successor Employer                                             11-2

         ARTICLE 12  GENERAL PROVISIONS

  12.1   Limitation on Liability                                        12-1
  12.2   Indemnification                                                12-1
  12.3   Compliance with Employee Retirement Income Security
         Act of 1974                                                    12-1
  12.4   Nonalienation of Benefits                                      12-1
  12.5   Employment Not Guaranteed by Plan                              12-2
  12.6   Form of Communication                                          12-2
  12.7   Facility of Payment                                            12-2
  12.8   Location of Participant or Beneficiary Unknown                 12-2

  12.9   Service in More Than One Fiduciary Capacity                    12-3
  12.10  Offset                                                         12-3



--------------------------------------------------------------------------------
          This document reflects the provisions of the Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. Volume Submitter Master Document. The Master Document has been reviewed in advance by the Internal Revenue Service (the "IRS"). Use of the Volume Submitter Master Document results in (1) expedited IRS review of the Company's plan and (2) lower IRS filing fees. Except for the Company's own retirement plan purposes, this document is copyrighted and cannot be reproduced, in whole or in part, without the express prior written permission of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c.
--------------------------------------------------------------------------------

                                   ARTICLE 1

                     The Plan, Definitions and Construction

          1.1  The Plan.  Effective January 1, 1990, Flagstar Bank, FSB (the
               --------
"Company") adopted a profit sharing plan to benefit certain of its employees by facilitating the accumulation of funds for their retirement. As adopted, the Plan incorporates a cash or deferred arrangement permitted by section 401(k) of the Internal Revenue Code.

          The Company amended and restated the Plan to comply with legislated changes, and to provide for the offering of Employer Stock as an investment option under the Plan. It is the intention of the Company that the amended and restated Plan comply with sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. The restatement of the Plan is effective January 1, 1997, except for those provisions which explicitly state otherwise. This introduction and the following Articles, as amended from time to time, comprise the restated Plan.

          1.2  Definitions.
               -----------

               (a)  Account.  The record of each Participant's interest in the
                    -------
Trust Fund, divided into the following subaccounts.

                    .  Elective Contribution Account

                    .  Matching Contribution Account

                    .  Rollover Account

               (b)  Administrator.  The Company or individual(s) designated in
                    -------------
Article 8 who shall control and manage the operation and administration of the Plan as the named fiduciary.

               (c)  Break in Service.
                    ----------------

                    (1)  Prior to January 1, 1996.  Prior to January 1, 1996, a
                         ------------------------
Break in Service means a computation period during which a Participant does not complete at least 500 Hours of Service. The computation period for measuring breaks in service shall be the Plan Year.

                    (2)  January 1, 1996 Through December 31, 1996.  A
                         -----------------------------------------
Participant will experience a Break in Service for this year only if he

                                      1-1
experiences a Break in Service satisfying both sections 1.2(c)(1) and (3) for this year.

                    (3)  On or After January 1, 1997.  On or after
                         ----------------------------
January 1, 1997, a Break in Service means a one-year Period of Severance.

               (d) Code.  The Internal Revenue Code of 1986, as amended from
                   ----
time to time, and as interpreted by applicable regulations and rulings.

               (e) Company.  Flagstar Bank, FSB, the sponsoring employer, and
                   -------
any successor which adopts the Plan. Effective June 1, 1997, "Company" shall mean Flagstar Bancorp, Inc. as the sponsoring employer. Flagstar Bank, FSB shall be a sponsoring Employer as defined in subsection (h) below.

                    The board of directors of the Company, or such board members authorized by the board of directors from time to time, shall act on behalf of the Company for purposes of the Plan.

                    In no event shall a self-employed individual or owner-employee (within the meaning of Code section 401(c)) be considered a "company" eligible to adopt the provisions of the Plan.

               (f)  Compensation.
                    ------------

                    (1)  In General.  Except as otherwise provided, Compensation
                         ----------
shall mean an employee's wages from the Employer, which are required to be reported on the employee's IRS Form W-2 for income tax withholding purposes (or such other amount as required to be reported under Code sections 6041(d), 6051(a)(3) and 6052 as referenced in Treasury Regulation (S) 1.415-2(d)(11)(i)) excluding (even if includable in gross income) (A) reimbursements or other expense allowances, (B) fringe benefits (cash and noncash), (C) moving expenses,
(D) deferred compensation and (E) welfare benefits.

                    (2)  Inclusion of Elective Contributions.  "Compensation"
                         -----------------------------------
includes elective contributions made by the Employer on behalf of the employee that are not includable in income under a cafeteria plan (pursuant to Code section 125), a Code section 401(k) arrangement (pursuant to Code section 402(a)(8)), a simplified employee pension (pursuant to Code section 402(h)) or a tax-sheltered annuity or account (pursuant to Code section 403(b)); compensation deferred under an eligible deferred compensation plan of a state or local government or tax-exempt organization within the meaning

                                      1-2
of Code section 457(b) and employee contributions under governmental plans described in Code section 414(h)(2).

                    (3)  Additional Rules.
                         ----------------

                         (A)  Annual Compensation Limit.  The annual
                              -------------------------
Compensation of each Participant in any Plan Year shall not exceed the annual compensation limit pursuant to Code section 401(a)(17). The annual compensation limit shall be adjusted annually for increases in the cost of living by the Secretary of the Treasury or his delegate, except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year. With respect to benefits allocated for Plan Years beginning on or after January 1, 1994, the "annual compensation limit" is $150,000, as indexed.

                         (B)  Family Aggregation Rules.  Effective for Plan
                              ------------------------
Years beginning prior to January 1, 1997, the Compensation of a Participant who, pursuant to Code section 414(q), is a 5% owner of the Employer or one of the ten most highly compensated employees of the Employer shall include the Compensation of the Participant's family group. A Participant's "family group" shall be comprised of the Participant's spouse and the Participant's lineal descendants who have not attained age 19 by the close of the Plan Year. If the aggregate Compensation of the Participant's family group exceeds the annual compensation limit, as indexed, then the limit shall be prorated among the affected individuals in proportion to each such individual's Compensation determined prior to the application of the limit.

                         (C)  Received While a Plan Participant.  For purposes
                              ---------------------------------
of contributions pursuant to Article 3 and sections 5.4 and 5.5 (ADP and ACP testing), the Administrator may uniformly limit the period for which Compensation shall be taken into consideration to the portion of the Plan Year in which the employee was a Participant in the Plan.

               (g)  Effective Date.  January 1, 1990, the date as of which the
                    --------------
Plan first applies to the Company; as to each Employer, the date as of which the Plan first applied to each Employer.

               (h)  Employer.  The Company; Flagstar Bancorp, Inc., Flagstar
                    --------
Bank, FSB; Douglas Insurance Agency, Inc.; FSSB Real Estate Development Corporation; First Security Investment Group, Inc.; Mortgage Affiliated Services, Inc.; Mid-Michigan Service Corporation; and SSB Funding Corporation, or any other entity which, consistent with authorization by the Company, has adopted the Plan and any successor thereto. By its adoption of this Plan, an Employer shall be deemed to appoint the Company, Administrator and Trustee its exclusive agents to exercise on its behalf all of the power and authority

                                     1-3
conferred by this Plan upon the Employer. The authority of the Company, Administrator and Trustee to act as such agent shall continue until this Plan is terminated as to the adopting Employer and the relevant Trust Fund assets have been distributed by the Trustee.

                    In no event shall a self-employed individual or owner-employee (within the meaning of Code section 401(c)) be considered an "employer" eligible to adopt the provisions of the Plan.

                    For each Plan Year, the Plan shall deem an individual an employee of the Employer who employs the individual on the last day of the Plan Year or the last day during the Plan Year for which the individual accrues an Hour of Service.

               (i)  Employer Stock.  Common stock of Flagstar Bancorp, Inc.
                    ---------------
with a combination of voting power and dividend rights equal to the class of common stock with the highest dividend rights and that class of common stock with the greatest voting power or noncallable preferred stock of Flagstar Bancorp, Inc. if convertible at any time into common stock as previously described at a reasonable price.

               (j)  Employment.  An individual's employment with the Employer.
                    ----------
In the event an employee is transferred between participating Employers, such employee shall not be deemed to have terminated his Employment.

               (k)  Employment Commencement Date.  The date on which an
                    ----------------------------
Employee first performs an Hour of Service for the Employer.

               (l)  Forfeiture.  The portion, if any, of a Participant's Account
                    ----------
which, pursuant to Article 6, the Participant is not entitled to receive following the earlier of a distribution upon his termination of Employment or the date he incurs five consecutive one-year Breaks in Service.

               (m)  Hour of Service.
                    ---------------

                    (1) Each hour for which an employee is paid, or entitled to payment, for the performance of service for the Employer;

                    (2) Each hour for which an employee is paid, or entitled to payment by the Employer without the performance of service (regardless of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay off, jury duty, military duty, or leave of absence (pursuant to this paragraph (2), no more than

                                     1-4

501 Hours of Service will be credited for any single continuous period--whether or not such period occurs in a single Plan Year or other computation period--and 29 C.F.R. section 2530.200b-2 and 3 shall govern the determination of an individual's Hours of Service); and

                    (3) Each hour for which back pay, regardless of any mitigation of damages, is either awarded or agreed to by the Employer.

                    The same Hours of Service will not be credited pursuant to paragraphs (1) or (2), as the case may be, and paragraph (3).

                    If the Employer does not maintain records of Hours of Service with respect to an employee but maintains records and compensates the employee in relation to other periods of service, that employee shall accrue the following number of Hours of Service for the following units of time to which his Compensation relates:

                    Units of Time        Hours of Service
                    -------------        ----------------

                    day                  10 hours
                    week                 45 hours
                    semi-monthly         95 hours
                    monthly              190 hours

                    Solely to avoid a Break in Service, an employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such employee but for such absence. An absence from work for maternity or paternity reasons means an absence due to (1) the pregnancy of the employee, (2) the birth of a child of the employee, (3) the placement of a child with the employee for adoption by the employee or (4) the caring for such child immediately after birth or placement. The Plan shall credit Hours of Service pursuant to this paragraph first to the Plan Year in which the absence begins to the extent necessary to prevent a Break in Service in that Plan Year, then to the Plan Year following the Plan Year in which the absence begins. No more than 501 hours will be credited under this paragraph. If the hours which would have been credited but for an absence due to maternity or paternity reasons cannot be determined, the Plan shall credit eight Hours of Service for each day of the absence. The Plan shall not award Hours of Service pursuant to this paragraph unless the employee involved provides the Administrator such information as the Administrator reasonably requires to establish the purpose of the absence as consistent with this paragraph and to establish the number of days in the absence.

                                     1-5

                    The Plan shall credit an Hour of Service to the Plan Year or other computation period to which a payment, agreement or award relates rather than the year or period in which the payment, agreement or award occurs. Hours of Service shall be credited for employment with other members of an affiliated service group (under Code section 414(m)), a controlled group of corporations (under Code section 414(b)), a group of trades or businesses under common control (under Code section 414(c)) of which the Employer is a member, any other entity required to be aggregated with the Employer pursuant to Code section 414(o) and as a Leased Employee, except as provided in section 1.2(n). If this Plan is the continuation of a plan of a predecessor employer, service with such predecessor employer shall be treated as service with the Employer.

               (n)  Income.  The net gain or loss of the Trust Fund from
                    ------
investments including, but not limited to, interest, dividends, rents, profits, realized and unrealized gains and losses and expenses of the Plan or Trust Fund paid from the Trust Fund. To determine the Income of the Trust Fund for any period, the Trustee shall value the Trust Fund on the basis of its assets' fair market value.

               (o)  Key Employee.  Any employee, former employee or beneficiary
                    ------------
who, pursuant to Code section 416(i), during the year involved or any of the four immediately preceding years, is:

                    (1) An officer of the Employer receiving annual Compensation exceeding 50% of $90,000 or the amount then applicable pursuant to Code section 415(b)(1)(A) (as adjusted annually for increases in the cost of living by the Secretary of the Treasury or his delegate);

                    (2) One of the ten employees of the Employer owning the largest interests in an Employer and receiving annual Compensation greater than $30,000 or the amount then applicable pursuant to Code section 415(c)(1)(A) (as adjusted annually for increases in the cost of living by the Secretary of the Treasury or his delegate);

                    (3)  A five-percent owner of the Employer; or

                    (4) A one-percent owner of the Employer receiving annual Compensation exceeding $150,000.

                    In determining whether an individual is a Key Employee, the Administrator shall consider his Compensation as defined in Code section 414(q)(7).

               (p)  Leased Employee.  Any person (other than an employee of the
                    ---------------
Employer) who, pursuant to an agreement between the Employer

                                     1-6
and any other person (the "leasing organization"), has performed services for the Employer (or for the Employer and related persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year, if such services are (1) of the type historically performed by employees in the business field of the Employer (for periods prior to January 1, 1997) or (2) are performed under the primary direction or control of the Employer (for periods on and after January 1, 1997).

                    In no event shall a Leased Employee be considered an employee of the Employer if: (1) the Leased Employee is covered by a money purchase pension plan providing a nonintegrated employer contribution rate of at least 10% of Compensation as defined in section 5.1(c) (including amounts contributed pursuant to a salary reduction agreement under Code sections 125, 402(a)(8), 402(h) or 403(b)), immediate participation and full and immediate vesting and (2) the Leased Employees equal no more than 20% of the Employer's nonhighly compensated employees.

               (q)  Normal Retirement Age.  A Participant's 65th birthday.
                    ---------------------

               (r)  Participant.  Any individual who has satisfied the
                    -----------
eligibility and participation requirements of the Plan as provided in Article
2. Where appropriate, the term "Participant" also includes former Participants who are no longer eligible to participate under the provisions of Article 2, or beneficiaries of a deceased Participant, or an alternate payee, as defined in Code Section 414(p)(8), for whom an Account exists which has not been distributed or forfeited in total.

               (s)  Period of Severance.  The period of time commencing on the
                    --------------------
Severance from Service Date and ending on the date on which the Employee again performs an Hour of Service.

               (t)  Plan.  The Flagstar Bank 401(k) Plan, as stated herein
                    ----
and as amended from time to time.

               (u)  Plan Year.  The period beginning on the Effective Date and
                    ---------
ending on December 31, and each 12-month period ending on each subsequent December 31.

               (v)  Severance From Service Date.  The earlier to occur of:
                    ----------------------------
(1) the date on which an Employee quits, retires, is discharged or dies; or (2) the first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) with the Employer for any reason other than quit, retirement, discharge or death. The Severance from Service Date for an employee who is absent from work beyond the first anniversary of the first day of

                                     1-7
absence for maternity or paternity reasons is the second anniversary of the first day of absence. The period between the first and second anniversaries of the first day of absence from service neither a Period of Severance nor a Year of Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence due to (i) the pregnancy of the employee;
(ii) the birth of a child of the employee; (iii) the placement of a child with the employee for adoption by the employee or (iv) the caring for such child immediately after birth or placement.

          (w)  Trust Fund.  The assets of the Plan held in trust by a
               ----------
Trustee and/or the assets of the Plan which consist of insurance contracts or policies issued by an insurance company.

          (x) Trustee.  The person, persons or entity holding the assets of the
              -------
Plan in trust or, in the case of a Trust Fund consisting solely of insurance contracts, the insurer. The use of the term Trustee to refer to the insurer is not intended to indicate that the insurer is a trustee within the meaning of state or federal statutory or common law, but merely for convenience of reference in the Plan.

          (y) Valuation Date.  The last day of the Plan Year and each business
              --------------
day of the Plan Year. Effective April 1, 1997, the last day of the Plan Year and the last day of each calendar quarter of the Plan Year or such other dates as the Administrator determines for the purpose of valuing the Trust Fund pursuant to Article 4.

          (z)  Year of Service.
               ---------------

                    (1) Prior to January 1, 1996.  Prior to January 1, 1996,
                        ------------------------
Year of Service means any Plan Year in which an Employee accumulates 1,000 Hours of Service.

                    (2) January 1, 1996 Through December 31, 1996.
                        -----------------------------------------

                      (a) Employees employed before July 1, 1996.  Employees
                          --------------------------------------
who were employed by the employer before and after July 1, 1996, will receive
                                         ---
service for the period January 1, 1996, through December 31, 1996, equal to the greater of (i) the period of service that would be credited to the Employee under Section 1.2(z)(1) for his service during the period January 1, 1996 to December 31, 1996 or (ii) the period of service that would be credited to the Employee under Section 1.2(z)(3).

                      (b) Employees Who Were Hired On or After July 1, 1996.
                          -------------------------------------------------
For Employees who were hired on or after July 1, 1996, years of


                                      1-8
service will be determined in accordance with the provisions of paragraph (3) below.

          (3) On or After January 1, 1997.  On or after January 1, 1997, Years
              ---------------------------
of Service means the number of whole years of the Employee's aggregate Periods of Service. An Employee's "Period of Service" is the period of service commencing on the Employee's Employment Commencement Date or reemployment Commencement Date, and ending on the Severance from Service Date.

          An Employee experiencing a Severance of Service Date by reason of a quit, discharge or retirement who performs an Hour of Service within twelve months of the Severance of Service Date shall have the entire Period of Severance taken into account. An Employee experiencing a Severance of Service Date by reason of a quit, discharge or retirement during an absence from service of twelve months or less for any reason other than a quit, discharge, retirement or death who performs an Hour of Service within twelve months of the date on which he was first absent shall have the entire Period of Severance taken into account.

          For purposes of this paragraph 1.2(z) service shall include service in the armed forces of the United States, provided an employee was employed by an Employer immediately prior to such military service and, further, provided the employee returned to Employment during the period his reemployment rights were guaranteed by law.

          1.3  Construction.  Except to the extent preempted by the Employee
               ------------
Retirement Income Security Act of 1974, the laws of the State of Michigan, as amended from time to time, shall govern the construction and application of the Plan. Words used in the masculine gender shall include the feminine and words in the singular shall include the plural, as appropriate. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall refer to the entire Plan, not to a particular section. Any mention of "Articles," "sections" and subdivisions thereof, unless stated specifically to the contrary, refers to Articles, sections or subdivisions thereof in the Plan. All references to statutory sections shall include the section so identified, as amended from time to time, or any other statute of similar import. If any provisions of the Code or the Employee Retirement Income Security Act of 1974 render any provision of this Plan unenforceable, such provision shall be of no force and effect only to the minimum extent required by such law.


                                      1-9

                                   ARTICLE 2
                         Eligibility and Participation

          2.1  Eligible Class of Employees.  An employee eligible to participate
               ---------------------------
in the Plan is any employee of an Employer who is not:
                                                  ---

               (a)  a Leased Employee, or

               (b) a nonresident alien who receives no U.S. source earned income.

          2.2  Conditions of Eligibility.  An employee who is eligible to
               -------------------------
participate in the Plan, as defined in section 2.1 above, shall participate in the Plan as of the commencement date described in section 2.3 below, after he has attained age 21 and completed one year of eligibility service. A "year of eligibility service" shall be the 12 consecutive month period commencing on the date an employee first performs an Hour of Service, and each anniversary thereof, during which the employee completes at least 1,000 Hours of Service.

          2.3  Commencement of Participation.  An employee who meets the
               -----------------------------
eligibility requirements of sections 2.1 and 2.2 shall commence participation in the Plan on the earlier of the first day of the Plan Year or the first day of the seventh month in the Plan Year coincident with or immediately following the date the employee satisfies such eligibility requirements.

          2.4  Termination of Participation.  On the date a Participant's
               ----------------------------
Employment terminates, the Participant shall be deemed a former Participant. Status as a former Participant shall continue until the date the Plan has satisfied all liabilities with respect to the former Participant.

          2.5  Reemployment.  If a Participant terminates Employment and
               ------------
subsequently resumes Employment, the rehired employee shall immediately resume participation in the Plan.

          2.6  Reinstatement of Participation.  In the event an employee who is
               ------------------------------
not a member of an eligible class of employees becomes a member of an eligible class of employees pursuant to section 2.1, such employee shall participate in the Plan immediately if such employee has previously satisfied the eligibility requirements of sections 2.2 and 2.3, or upon satisfying the eligibility requirements of section 2.2 and 2.3 if he had not done so previously. If a Participant ceases participating in the Plan because he no longer is a member of an eligible class of employees pursuant to section 2.1, he shall resume participation in the Plan immediately upon again becoming a member of an eligible class of employees pursuant to section 2.1.


                                      2-1

                                   ARTICLE 3
                         Contributions and Allocations

          3.1  Contribution and Allocation Restrictions.  All contributions and
               ----------------------------------------
allocations provided for in this Article 3 are subject to the limitations and restrictions set forth in Article 5.

                              3.2  Elective Contributions.
                                   ----------------------

          (a) Amount.  For each Plan Year, a Participant may direct the Employer
              ------
to make "elective contributions" on his behalf directly to the Trust Fund. The Employer shall make elective contributions on behalf of a Participant in lieu of the Employer's payment of an equal amount to the Participant as direct remuneration for the Plan Year; provided the Participant elects to defer such amounts prior to the date such amounts become currently available to the Participant. Such amounts may be contributed to the Plan only if such amounts would have been received by the Participant, but for the Participant's election, on or before 2-1/2 months following the end of the Plan Year. A Participant may so elect only as to amounts becoming currently available after the cash or deferred arrangement of this Plan is adopted and effective. A Participant's elective contributions may not exceed the lesser of (1) 6% of the Participant's Compensation for a Plan Year, or (2) for each calendar year, the $7,000 limit of Code section 402(g) as adjusted annually for increases in the cost of living by the Secretary of the Treasury or his delegate and as in effect for such calendar year.

          (b) Allocation.  As of the last day of each Plan Year quarter, and
              ----------
following the allocation of Income pursuant to Article 4, the Administrator shall allocate the elective contributions for the year to the Elective Contribution Accounts of the Participants for whom such contributions were made.

          (c) Enrollment.  Participants may enroll to make elective
              ----------
contributions effective as of the first day of any Plan Year or as of the first day of the seventh month of any Plan Year (or such other date or dates as the Employer may establish).

          A Participant shall enroll by filing with the Administrator a written election (on a form acceptable to the Administrator) directing the Employer to make elective contributions. The Participant must file the written election with the Administrator within a reasonable time as determined by the Administrator prior to the effective date.



                                      3-1

          Once filed, a Participant's written election authorizing elective contributions will remain in effect until amended or discontinued pursuant to paragraphs (d) and (e) below.

          (d) Discontinue Elective Contributions.  Unless otherwise authorized
              ----------------------------------
pursuant to rules prescribed by the Administrator, a Participant may entirely discontinue his elective contributions effective as of the first day of any pay period by filing with the Administrator, within a reasonable time as determined by the Administrator prior to the effective date, a revised written election directing the Employer to discontinue his elective contributions. The Participant's subsequent enrollment will be effective only as of the dates provided and pursuant to the terms specified in paragraph (c) above. A Participant who suspends elective contributions because of a hardship withdrawal may again enroll as of the date the suspension expires.

          (e) Increase or Decrease in Elective Contributions.  Unless otherwise
              ----------------------------------------------
authorized pursuant to rules prescribed by the Administrator, a Participant may increase or decrease the amount of his elective contributions effective as of any enrollment date provided in paragraph (c) above by filing a revised written election with the Administrator within a reasonable time, as determined by the Administrator, prior to the effective date.

          (f) Return of Excess Elective Contributions.  If a Participant
              ---------------------------------------
notifies the Administrator in writing by the March 1 following the close of a calendar year, or by the April 15 following such March 1 the Employer designates on behalf of the Participant with respect to elective contributions under the Plan and any other plans of the Employer, that the Participant has made excess elective contributions for that year, the Administrator shall distribute to the Participant the amount of the excess elective contributions allocable to the Plan (plus, or minus any Income or loss allocable thereto up to the close of the calendar year). Such distribution shall occur by the April 15 immediately following the close of the calendar year in which the excess elective contributions were contributed to the Plan. The amount of "excess elective contributions" for any calendar year shall equal (1) the sum of amounts contributed to the Plan as elective contributions on behalf of the Participant plus amounts deferred by the Participant pursuant to other arrangements described in Code sections 401(k), 408(k) and 403(b) (the "total elective contributions") minus (2) the greater of the $7,000 limit of Code section 402(g), as adjusted annually for increases in the cost of living by the Secretary of the Treasury or his delegate from time to time, or $9,500, which alternate limit applies to only elective contributions added to deferrals made pursuant to an arrangement described in Code section 403(b). The Participant's written notification must contain a statement to the effect that, if such excess elective contributions were not distributed, the Participant's total elective


                                      3-2
contributions would exceed the limit specified in Code section 402(g) for the calendar year in which such elective contributions were made.

          Income allocable to excess elective contributions shall be determined
(1) under any reasonable method used for allocating Income to all Participants' Accounts as applied consistently to all Participants for the Plan Year or (2) by multiplying Income allocable to the Participant's Elective Contribution Account for the calendar year by a fraction, the numerator of which is such Participant's excess elective contributions for the year and the denominator is the Participant's Account balance attributable to elective contributions as of the beginning of the calendar year plus the Participant's elective contributions for the calendar year.

          To the extent required by applicable nondiscrimination regulations, any matching contribution relating to an excess elective contribution, which is distributed in accordance with this paragraph (f), shall be declared a Forfeiture as of the end of the Plan Year in which the excess elective contribution is distributed (even if the Participant is vested in such matching contributions) except to the extent that the matching contribution is an excess aggregate contribution which is distributed to the highly compensated Participant in accordance with section 5.5(c).

          (g) Make-Up Contributions Permitted Under the Uniformed Services
              ------------------------------------------------------------
Employment and Reemployment Rights Act.  Beginning December 12, 1994, if a
--------------------------------------
Participant returns to employment after a military leave of absence, the Participant may elect to make elective contributions to the Plan for the period of such military leave of absence. Contribution limitations on such contributions shall be applied with respect to the year to which the contribution relates, rather than the year in which the contribution is made. Compensation shall be imputed for the time the Participant is on military leave of absence. Such contributions shall be deemed to satisfy the nondiscrimination rules.

     3.3  Matching Contributions.
          ----------------------

          (a) Qualifying Participants.  Each Participant's Account may be
              -----------------------
eligible for an allocation of the matching contribution, if any, made to the Trust Fund for the Plan Year quarter.

          (b) Amount.  The Employer intends to contribute a "matching
              ------
contribution" to the Trust Fund for each Plan Year. The matching contribution shall equal 100% of the first 3% (when measured as a portion of his Compensation) of each qualifying Participant's elective contributions for such quarter.

                                      3-3

          (c) Allocation.  As of the last day of each Plan Year quarter, and
              ----------
following the allocation of Income pursuant to Article 4, the Administrator shall allocate the matching contribution for the quarter to the Matching Contribution Accounts of the qualifying Participants to match all or part of the elective contributions made for such period by qualifying Participants.

          (d) Suspension, Reduction or Elimination of Matching Contributions.
              --------------------------------------------------------------
Notwithstanding any other provisions of the Plan, the Employer may act to suspend, reduce or eliminate matching contributions to be made by the Employer and may rescind such action at any time.

          3.4  Allocation of Forfeitures.  As of the last day of each Plan Year
               -------------------------
and following the allocation of Income pursuant to Article 4, Forfeitures, if any, shall be used to reduce the Employer matching contribution specified in section 3.3.

          3.5  Top-Heavy Contributions.
               -----------------------

          (a) Required Contribution.  For each Plan Year the Plan is top-heavy
              ---------------------
within the meaning of section 5.3 below, the Employer shall contribute to the Trust Fund such amount, if any, necessary for the allocation specified in paragraph (b) below.

          (b)  Allocation.
               ----------

          (1) Except as provided in paragraph (2) below, and as of the last day of any Plan Year during which the Plan is top-heavy, the Employer contributions and Forfeitures for a Plan Year allocated on behalf of any Participant who is not a Key Employee, and who is employed by the Employer on the last day of such Plan Year (without regard to the number of Hours of Service he accumulated during such Plan Year), shall not be less than the top-heavy contribution. A "top-heavy contribution" is an Employer contribution (not including elective contributions or matching contributions) equaling (when combined with Employer contributions on behalf of such Participant to this and other defined contribution plans maintained by an Employer and qualified pursuant to Code section 401(a)) the lesser of (1) 3% of the Participant's compensation or (2) the same percentage of the Participant's compensation for such year as the highest percentage of a Key Employee's compensation that the allocation of Employer contributions and forfeitures (including allocations of elective contributions and matching contributions) to that Key Employee's Account totals for such year. Compensation for purposes of this section shall mean "compensation" as defined in section 5.1(c) below, but without regard to Code sections 125, 402(a)(8) and 402(h)(1)(B).


                                      3-4

          (2) The provision in paragraph (1) above shall not apply to any Participant who is covered under any other qualified plan(s) of the Employer, and the minimum allocation or benefit requirement applicable to top-heavy plans is met in the other plan(s). Unless the Employer directs to the contrary, the top-heavy contribution on behalf of each Participant shall occur first to this Plan.

          (c) Matching Contributions.  Notwithstanding section (b)(1) above, the
              ----------------------
Plan may utilize matching contributions to satisfy a required top-heavy contribution, provided such matching contributions are not used to satisfy the nondiscrimination tests of sections 5.4 and 5.5 and meet the nondiscrimination requirements of Code section 401(a)(4) without regard to Code section 401(m).

          3.6  Rollovers from Other Employee Benefit Plans.  Any employee of the
               -------------------------------------------
Employer who is a member of an eligible class of employees pursuant to section
2.1 above and who participated in another retirement plan and trust qualified pursuant to Code sections 401(a) and 501(a) ("qualified plan") may deposit in the Trust Fund any portion of an eligible rollover distribution paid from another qualified plan in a direct rollover or which he received personally (either directly from such plan or as a rollover from an individual retirement account or annuity) provided that amounts not paid in a direct rollover must be deposited in the Plan within 60 days following receipt of such amounts. Before accepting such a rollover, the Administrator shall require such Participant's consent (and spousal consent, if necessary) and may require such documentation and information as it deems necessary. An employee who rolled over amounts pursuant to this section, or on whose behalf such a rollover occurred, shall always remain 100% vested in such rolled over amounts and the Income thereon. Immediately upon receipt, the Administrator shall allocate amounts rolled over by, or on behalf of, a Participant to his Rollover Account.

          If an individual who rolled over amounts to the Trust Fund pursuant to this section, or on whose behalf such a rollover occurred, does not otherwise qualify to become a Participant, he shall, nonetheless, constitute a Participant only in relation to such rolled over amounts and the Income thereon.

          3.7  Participant After-Tax Contributions.  The Plan neither requires
               -----------------------------------
nor permits Participants to make after-tax contributions to it or the Trust
Fund.

          3.8  Determination of Contributions.  The Employer shall determine the
               ------------------------------
amount of any contribution made by it pursuant to this Plan. The Employer's determination of such contribution shall bind all Participants, the


                                      3-5

Trustee and the Administrator. Such determination shall be final and conclusive and shall not be subject to change as a result of a subsequent audit by the Internal Revenue Service or as a result of any subsequent adjustment of the Employer's records.

          The Trustee shall have no right or duty to inquire into the amount of the Employer's contribution or the method used in determining the amount of such contribution. The Trustee shall be accountable for only funds it actually receives.

          3.9  Time of Payment of Contributions.
               --------------------------------

          (a) Prior to February 3, 1997.  For periods prior to February 3, 1997,
              -------------------------
the Employer shall pay its contribution for each of its fiscal years to the Trustee within the time prescribed by law, including extensions, for the filing of the Employer's federal income tax return for such year or within such other period as provided in Code section 404(a)(6). The Employer shall pay elective contributions made pursuant to a salary reduction agreement to the Trustee as of the earliest date the Employer can reasonably segregate such contributions from its general assets but not later than the earlier of (a) 90 days from the date on which such amounts would otherwise have been payable to the Participant or
(b) the end of the 12-month period immediately following the Plan Year to which the elective contributions relate.

          (b) On or After February 3, 1997.  For periods beginning on or after
              ----------------------------
February 3, 1997, the Employer shall pay its contribution for each of its fiscal years to the Trustee in accordance with the provisions of paragraph (a) above. The Employer shall pay elective contributions made pursuant to a salary reduction agreement to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but no later than the 15th business day of the month following the month in which the elective contributions would have been payable to the Participant in cash.

          3.10  Return of Contributions.  The Trustee shall return Employer
                -----------------------
contributions made to the Plan in the following circumstances:

          (a) The Employer and the Plan hereby condition all Employer contributions to the Plan upon the Employer obtaining a deduction pursuant to Code section 404(a) in an equal amount for the Employer's taxable year ending with or within the Plan Year for which the contribution is made. If all or any portion of the Employer's contribution is not deductible for such year pursuant to Code section 404(a), the Trustee shall return the nondeductible amount to the Employer, without earnings, but reduced by any losses attributable thereto,


                                      3-6
within one year of the disallowance of the deduction by the Internal Revenue Service.

          (b) The Trustee, at the direction of the Employer, shall return to the Employer, without earnings, but reduced by any losses attributable thereto, any contribution made due to a mistake of fact provided the Administrator determines that such mistake existed at the time of the contribution. The Trustee may only return a contribution pursuant to this subsection (b) within 12 months of the date the contribution was made.

          (c) The Employer and the Plan condition all Employer contributions to this Plan upon the initial qualification of the Plan pursuant to Code section 401(a). Within one year after the date the Internal Revenue Service determines that the Plan fails to qualify pursuant to Code section 401(a), and provided that the Plan's application for determination to the Internal Revenue Service is made within the time prescribed by law, the Trustee shall return to the Employer the entire assets of the Plan attributable to all amounts contributed during the time the Plan failed to qualify.

          The Employer shall return elective contributions and amounts rolled over into the Plan, if any, and Income thereon to the Participant if such contributions are returned to the Employer pursuant to this section.

          3.11  Transfer of Insurance.  The Employer, in its sole discretion,
                ---------------------
may purchase a Participant's personally-owned insurance contract as defined in
Article 9, at its cash surrender value for the purpose of transferring that contract to the Trust Fund as all or part of the Employer's contribution for a Plan Year. The Trustee shall allocate the cash surrender value of the insurance contract at the time of transfer to the insured Participant's Account, making appropriate adjustments in it and other Accounts if necessary.

          Article 9 and the trust maintained as part of the Plan shall apply to any existing insurance contract transferred to the Trust Fund the same as if the Trustee purchased the insurance. The Trustee shall charge to the insured Participant's Account the cost of maintaining any insurance contract transferred to the Trust Fund. If the insured Participant's Employment terminates for any reason other than death, the Trustee shall determine the value of the portion of the Participant's Account represented by an insurance contract on such Participant as the cash surrender value of such insurance contract at the end of the insurance contract year in which termination occurs. If such Participant's Employment terminates by his death, the Trustee shall distribute the portion of his Account represented by the insurance contract by paying the proceeds of such insurance contract pursuant to Article 7.


                                      3-7

          For purposes of this section, no more than (a) an amount equal to less than one-half of the aggregate Employer contributions allocated to any Participant shall be used to purchase an ordinary life insurance contract; (b) an amount equal to less than one-quarter of the aggregate Employer contributions allocated to any Participant shall be used to purchase all insurance contracts that are not ordinary life; and (c) the sum of one-half of the purchase price of all ordinary life insurance contracts and all other life insurance contracts shall not exceed one-quarter of the aggregate Employer contributions allocated to any Participant.


                                      3-8

                                   ARTICLE 4
                                   Valuation

          4.1  Account Value and Income Allocation.
               -----------------------------------

          (a) Preliminary Account Value.  As of each Valuation Date, the
              -------------------------
Administrator shall determine the preliminary value of a Participant's Account as follows:

          (1) The value of the Account as of the preceding Valuation Date;

          (2) Plus, the elective contributions allocated to such Account for such period;

          (3) Minus, the amount of any distribution or withdrawal made from such Account during such period;

          (4) Minus, the amount, if any, which was declared a Forfeiture, pursuant to section 6.3 "Forfeitures," from such Account during such period;

          (5) Plus, the amount of any repayment of a previous distribution and/or a previous Forfeiture which is required to be restored to such Account during such period as provided in section 6.4, "Reinstatement."

          (b) Income Allocation.  As of each Valuation Date, the Trustee shall
              -----------------
determine the Income earned by the Trust Fund since the preceding Valuation Date in accordance with a method consistently followed and uniformly applied. The Administrator shall then allocate to each Participant's Account Income for such period in the same proportion that each Account's preliminary value bears to the total of the preliminary values of all such Accounts.

          (c) Contribution Allocation.  The Administrator shall add to the value
              -----------------------
of a Participant's Account, as determined in paragraph (b) above, any matching contributions and Forfeitures allocated to such Account since the preceding Valuation Date.

          4.2  Valuation of Participant's Account.  The Administrator shall
               ----------------------------------
determine the value of a Participant's Account for purposes of Articles 6 and 7 as of the Valuation Date immediately preceding the date the distribution occurs or commences as if such Valuation Date were the last day of a Plan Year (except for


                                      4-1

Employer Stock which shall be valued as of the most recent business day for which a valuation is available), including in that valuation (a) the allocation of contributions or Forfeitures, if any, for such year if the Account otherwise qualifies for such allocation and the Valuation Date is actually the last day of a Plan Year or if the Plan otherwise requires allocation of such amounts as of such Valuation Date, and (b) elective contributions made to the Plan on behalf of the Participant since the Valuation Date.

          If the Administrator determines that valuing the Participant's Account as of the immediately preceding Valuation Date would significantly jeopardize the interests of the Plan and its Participants because, due to subsequent market fluctuations or other developments, that valuation would inaccurately reflect the value of the Participant's Account as of the date distribution occurs or commences, the Administrator may, in its discretion, value the Participant's Account as of a date closer to the date the distribution occurs or commences.

          4.3  Valuation of Employer Stock.  For purposes of this Article 4, the
               ---------------------------
value of Employer Stock held by the Plan shall be the closing price of such stock as reported on the NASDAQ as of the applicable Valuation Date or the last day Employer Stock was traded if Employer Stock is not traded on the Valuation Date.



                                      4-2

                                   ARTICLE 5
              Contribution, Allocation and Top-Heavy Restrictions

          5.1  Maximum Limits on Allocations.  This section 5.1 shall limit
               -----------------------------
contributions and allocations made pursuant to Article 3.

          (a) The annual addition to a Participant's Account for any limitation year shall not exceed the lesser of:

                    (1) The greater of $30,000 or 25% of the defined benefit dollar limitation recited in Code section 415(b)(l)(A) for such year; or

                    (2) 25% of the compensation (as defined in section 5.1(c) below) paid or made available to the Participant in such year.

          (b) The "annual addition" shall mean the sum allocated to a Participant's Account for any year of contributions or Forfeitures, if any, pursuant to this Plan and allocated to his benefit pursuant to all other defined contribution plans maintained by the Employer for the limitation year, including employee contributions. Contributions allocated to any individual accounts which are part of a pension or annuity plan under Code sections 415(l) and 419A(d)(2) shall be treated as annual additions to a defined contribution plan. However, section 5.1(a)(2) above shall not apply to any amounts treated as an annual addition under the preceding sentence. The annual addition includes elective contributions in excess of (1) the $7,000 limit of Code section 402(g) (as adjusted annually for increases in the cost of living as specified by the Secretary of the Treasury or his delegate) that are not distributed by the April 15 following the close of the Plan Year, or (2) the nondiscrimination tests recited in this Article 5 even if corrected through distribution after the close of the Plan Year. Effective for limitation years beginning after December 31, 1995, Income attributable to a Participant's elective contributions, which are distributed pursuant to section 5.1(e)(1) below, shall be included as an annual addition, unless also distributed pursuant to section 5.1(e)(1) below.

          The annual addition shall not include the allocation to a Participant's Account of Income pursuant to Article 4 and rollovers, if any, pursuant to Article 3.

          (c) "Compensation" for purposes of this section 5.1, unless otherwise elected by the Administrator for a limitation year, shall mean an employee's wages from the Employer received during the limitation year which is


                                      5-1
required to be reported on the employee's IRS Form W-2 for income tax withholding purposes (or such other amount as required to be reported under Code sections 6041(d), 6051(a)(3) and 6052 as referenced in Treasury regulation (S) 1.415-2(d)(11)(i)). Effective January 1, 1998, "Compensation" shall also include a Participant's elective contributions.


          (d) The "limitation year" shall be the Plan Year.

          (e) The Administrator shall reallocate the excess of a Participant's annual addition over the limits stated above, provided such excess is not subject to refund or reversion pursuant to Article 3, in accordance with subparagraph (1) below and any one of the other following subparagraphs:

          (1) To the extent the excess arises from the Participant's elective contributions, such excess and, if the Administrator determines, Income attributable to such elective contributions, may be refunded to the Participant as soon as administratively feasible.

          (2) The excess amount shall be reallocated to the Accounts of the Participants in the Plan who have not exceeded the limits stated above. If the reallocation causes the limits stated above to be exceeded with respect to each Participant for the limitation year, then these amounts shall be held unallocated in a suspense account and reallocated to Participants' Accounts in the next (or succeeding, if necessary) limitation year before the allocation of Employer or employee contributions.

          (3) The excess amount shall be used to reduce the Employer contributions for the next (or succeeding, if necessary) limitation year for the Participant who incurred the excess amounts provided the Participant is covered by the Plan at the end of such limitation year. If the Participant is no longer covered by the Plan as of the end of the limitation year, the excess amounts shall be held unallocated in a suspense account and reallocated in the next limitation year to all remaining Participants in the Plan as a reduction of such Participants' Employer contributions. Excess amounts may not be distributed to Participants or former Participants.

          (4) The excess amount shall be held unallocated in a suspense account for the limitation year and reallocated in the next (or succeeding, if necessary) limitation year to all Participants in the Plan. The excess amount must be used to reduce Employer contributions for the next (and succeeding, if necessary) limitation years. Excess amounts may not be distributed to Participants or former Participants.


                                      5-2

          Any excess amount held in a suspense account shall not share in Income. If the Plan terminates before the allocation of such excess, the excess shall revert to the Employer, to the extent that it may not be allocated to any Participant's Account.

          5.2  Limitations for Defined Benefit and Defined Contribution Plans
               --------------------------------------------------------------
Covering the Same Employee.  This section 5.2 shall not apply to Plan Years
--------------------------
beginning on or after January 1, 2000.

          (a) Aggregate Limit.  If an employee participates in both a defined
              ---------------
benefit plan and a defined contribution plan maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for each limitation year may not exceed 1.0.

          (b) Defined Benefit Plan Fraction.  For purposes of this section, the
              -----------------------------
defined benefit plan fraction for each limitation year shall include a numerator equaling the projected annual benefit of the employee pursuant to the plan (determined as of the close of the year) and a denominator equaling the lesser of (1) 125% of the dollar limitation imposed upon such benefits by the Code for such year or (2) 140% of his average annual Compensation for the three consecutive Plan Years during which he both participated in the Plan and received the highest Compensation from the Employer.

          (c) Defined Contribution Plan Fraction.  For purposes of this section,
              ----------------------------------
the defined contribution plan fraction for each limitation year shall include a numerator equaling the sum of the annual additions to the employee's account as of the close of the year and a denominator equaling the sum of an amount determined for such year and for each prior year of service with the Employer as the lesser of (1) 125% of the limit determined pursuant to section 5.1(a)(1) or
(2) 140% of the limit determined pursuant to section 5.1(a)(2).

          (d) Top-Heavy Limit.  In any year during which the Plan is top-heavy,
              ---------------
the Administrator shall substitute "100%" for "125%" in clause (1) of paragraphs
(b) and (c) above, unless the Accounts of Key Employees do not exceed 90% of the total value of Plan assets and the 3% minimum top-heavy allocation pursuant to this Plan (or another defined contribution plan or this Plan and another defined contribution plan maintained by the Employer) is increased to 4%, or the 2% minimum top-heavy benefit accrual pursuant to a defined benefit plan (or plans) maintained by the Employer is increased to the lesser of 3% times Years of Service or 20% plus 1% (up to a maximum of 30%) for each year the Plan was top-heavy.

                                      5-3

          5.3  Top-Heavy Restrictions.  Annually, as of each determination date,
               ----------------------
the Administrator shall apply the tests recited in Code section 416 to determine if the Plan is top-heavy.

          (a) General Rule.  Generally, the Plan will be "top-heavy" for any
              ------------
Plan Year, if, as of the determination date, the Plan's accumulations in the Accounts of Key Employees exceed 60% of its accumulations in the Accounts of all Participants. To determine if the Plan is top-heavy, the Administrator shall
(1) include in each Participant's Account distributions made with respect to the Participant during the Plan Year containing the determination date and the preceding four Plan Years and (2) exclude from the calculation the Account and accrued benefits of any Participant who (A) is not a Key Employee at any time during the Plan Year containing the determination date but who was a Key Employee in a prior Plan Year or (B) any individual who did not complete at least one Hour of Service during the immediately preceding five-year period.

          (b) Determination Date.  For the first Plan Year, the "determination
              ------------------
date" is the last day of that Plan Year. For any other Plan Year, the "determination date" is the last day of the immediately preceding Plan Year.

          (c) Aggregating Plans.  In determining whether the Plan is top-heavy,
              -----------------
the Administrator shall aggregate the Plan with (1) each other plan of the Employer in which a Key Employee participated during the plan year containing the determination date or the four immediately preceding years (regardless of whether the plan has terminated) and (2) each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code section 401(a)(4) or 410. The Administrator may, in making its determination, aggregate the Plan with one or more other plans of the Employer if such plans, as a group, would continue to meet the requirements of Code sections 401(a)(4) and 410. In determining whether this Plan is top-heavy, the Administrator shall consider the present value of accrued benefits and the sum of account balances under all plans aggregated pursuant to Code section 416.

          (d) Consequences.  If the Plan is top-heavy for a year, the top-heavy
              ------------
contribution and allocation directions of Article 3, if any, and the top-heavy vesting schedule of Article 6, if any, shall apply.

          5.4  Actual Deferral Percentage Test.
               -------------------------------

          (a)  Applying the Test.
               -----------------

          (1) Effective January 1, 1997.  For Plan Years beginning on or after
              -------------------------
January 1, 1997, the actual deferral percentage (the "ADP")


                                      5-4
for Participants who are highly compensated employees ("HCEs") may not exceed the greater of:

          (A) 1.25 times the ADP for all Participants who are not HCEs; or

          (B) The lesser of (i) 2 times the ADP for the immediately preceding Plan Year of Participants who are not HCEs or (ii) the ADP for the immediately preceding Plan Year of Participants who are not HCEs plus 2 percentage points.

          Notwithstanding the foregoing, when applying the test in section 5.4(a)(1), the Employer may elect to use the ADP for the Plan Year for which testing is performed for those Participants who are not HCEs, provided, however, that any such election can be changed subsequently only as permitted by applicable Treasury Regulations.

          The Administrator shall determine the Participants' deferral percentages consistent with Code section 401(k)(3) and applicable Treasury Regulations, which the Plan incorporates by reference. The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of qualified nonelective contributions or qualified matching contributions, if any, used in such test.

          (2) Effective Prior to January 1, 1997.  For Plan Years beginning on
              ----------------------------------
or after January 1, 1987 and prior to January 1, 1997, the actual deferral percentage (the "ADP") for Participants who are highly compensated employees("HCEs") may not exceed the greater of:

          (A) 1.25 times the ADP for all Participants who are not HCEs; or

          (B) The lesser of (i) 2 times the ADP of Participants who are not HCEs or (ii) the ADP of Participants who are not HCEs plus 2 percentage points.

          The Administrator shall determine the Participants' deferral percentages consistent with Code section 401(k)(3) and applicable Treasury Regulations, which the Plan incorporates by reference. The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of qualified nonelective contributions or qualified matching contributions, if any, used in such test.

                                      5-5

          (b) ADP Defined.  For each Plan Year, the Administrator shall
              -----------
determine the "ADP" for the Participants who are HCEs and all other Participants as follows:

          (1) The ADP for a group of Participants shall equal the average of the ratios, calculated separately for each Participant in the group, of (A) the allocations of elective contributions and qualified nonelective contributions or qualified matching contributions (to the extent not taken into account for purposes of the actual contribution percentage test), not including Income, which the Administrator determines for a Plan Year to (B) the Participant's Compensation for that Plan Year. The ADP of a Participant who makes no elective contributions is zero. Excess elective contributions of non-HCEs, determined pursuant to section 3.2, are not taken into account for purposes of ADP testing.

          (2) For Plan Years beginning prior to January 1, 1997, for purposes of determining the ADP of a Participant who is a 5% owner pursuant to Code section 414(q) or one of the top-ten paid HCEs, the Compensation, elective contributions (and qualified nonelective contributions or qualified matching contributions, if any,) shall include the Compensation, elective contributions (and qualified nonelective contributions and qualified matching contributions, if any) for the Plan Year of family members as defined in Code section 414(q)(6). Family members, with respect to such HCEs, shall be disregarded as separate employees in determining the ADP both for Participants who are non-HCEs and for Participants who are HCEs.

          (3) The "ADP" for any Participant who is an HCE and eligible to have elective contributions allocated to his account pursuant to two or more plans or arrangements described in Code section 401(k) and maintained by an Employer shall be determined as if all such contributions were made pursuant to a single arrangement.

          (c)  Excess Contributions.
               --------------------

          (1) Effective On and After January 1, 1997.  If, for any Plan Year,
              --------------------------------------
the aggregate amount of contributions to the Accounts of Participants who are HCEs exceeds the maximum amount permitted in paragraph (a) above, the Administrator may distribute such excess amount plus or minus any Income or loss allocable to such excess amount to some or all of the Participants who are HCEs (determined by reducing contributions made on behalf of Participants who are HCEs in order of the elective contributions beginning with the highest elective contributions) during the period beginning on the first day following the close of the Plan Year in which the excess contributions arose and ending on the date that is 2-1/2 months from the close of such Plan Year, and in all



                                      5-6
events shall distribute such Amount no later than the close of the following Plan Year. The Administrator shall calculate any excess pursuant to this paragraph (c) after determining the amount of excess elective contributions pursuant to Article 3.

          (2) Effective Prior to January 1, 1997.  If, for any Plan Year, the
              ----------------------------------
aggregate amount of contributions to the Accounts of Participants who are HCEs exceeds the maximum amount permitted in paragraph (a) above, the Administrator may distribute such excess amount plus or minus any Income or loss allocable to such excess amount to some or all of the Participants who are HCEs (determined by reducing contributions made on behalf of Participants who are HCEs in order of the ADPs beginning with the highest of such percentages) during the period beginning on the first day following the close of the Plan Year in which the excess contributions arose and ending on the date that is 2-1/2 months from the close of such Plan Year, and in all events shall distribute such Amount no later than the close of the following Plan Year. In relation to a Participant who is an HCE for whom the Administrator determines his ADP pursuant to the family aggregation rules described in subsection (b)(3) above, the Administrator shall allocate any such excess contributions--plus or minus any Income or loss--among the family members in proportion to the elective contributions of each family member combined to determine the Participant's ADP. The Administrator shall calculate any excess pursuant to this paragraph (c) after determining the amount of excess elective contributions pursuant to Article 3.

          (d) Income on Excess Contributions.  Income allocable to excess
              ------------------------------
contributions shall be determined (1) under any reasonable method used for allocating Income to all Participants' Accounts as applied consistently to all Participants for the Plan Year or (2) by multiplying Income allocable to the Participant's elective contributions (and qualified nonelective contributions and qualified matching contributions, if any) for the Plan Year by a fraction, the numerator of which equals the Participant's excess contributions for the year and the denominator of which equals the Participant's Account balance attributable to elective contributions (and qualified nonelective contributions and qualified matching contributions, if any) as of the beginning of the Plan Year plus the Participant's elective contributions (and qualified nonelective contributions and qualified matching contributions, if any) for the Plan Year. The Plan may distribute excess contributions (and Income) without regard to consent otherwise required for Plan distributions.

          (e) Matching Contributions Relating to Excess Contributions.  To the
              -------------------------------------------------------
extent required by applicable nondiscrimination regulations, any matching contribution relating to an HCE's excess elective contribution which the Administrator distributes to the HCE in accordance with paragraph (c) above shall be declared a Forfeiture as of the end of the Plan Year in which the excess

                                      5-7
elective contribution is distributed (even if the Participant is vested in such matching contribution) except to the extent that the matching contribution is an excess aggregate contribution which is distributed to the Participant who is an HCE in accordance with subsection 5.5(c).

          (f) Order of Reduction of Excess Contributions.
              ------------------------------------------

          (1) Effective January 1, 1997.  Effective for Plan Years beginning on
              -------------------------
or after January 1, 1997, the Administrator shall determine the HCEs who will have reduced contributions under paragraph (c) above on the basis of the amount of contributions made on behalf of, or by, each such HCE to the Plan for the Plan Year, and shall do so by attributing such excess amount to Participants who are HCEs in order of the dollar amount of contributions made by or on behalf of such HCEs to the Plan for the Plan Year, beginning with the highest dollar amount of contributions, until the total amount of such excess amount is attributed.

          (2) Effective Prior to January 1, 1997.  The Administrator shall
              ----------------------------------
determine the HCEs who will have reduced contributions under paragraph (c) above by reducing contributions made on behalf of Participants who are HCEs in order of the ADPs, beginning with the highest of such percentages. In relation to a Participant who is an HCE for whom the Administrator determines his ADP pursuant to the family aggregation rules described in subsection (b)(2) above, the Administrator shall allocate any such excess contributions--plus or minus any Income or loss--among the family members in proportion to the elective contributions of each family member combined to determine the Participant's ADP. The Administrator shall calculate any excess pursuant to this paragraph (c) after determining the amount of excess elective contributions pursuant to
Article 3.

     5.5  Actual Contribution Percentage Test.
          -----------------------------------

          (a)  Applying the Test.
               -----------------

          (1) Effective January 1, 1997.  Effective for Plan Years beginning on
              -------------------------
or after January 1, 1997, the actual contribution percentage (the "ACP") for Participants who are HCEs may not exceed the greater of:

          (A) 1.25 times the ACP for all Participants who are not HCEs; or

          (B) The lesser of (i) 2 times the ACP for the immediately preceding Plan Year of Participants who are not HCEs or (ii) the

                                      5-8

ACP for the immediately preceding Plan Year of Participants who are not HCEs plus 2 percentage points.

          Notwithstanding the foregoing, when applying the test in section 5.5(a)(1), the Employer may elect to use the ACP for the Plan Year for which testing is performed for those Participants who are not HCEs, provided, however, that any such election can be changed subsequently, only as permitted by applicable Treasury Regulations.

          (2) Effective Prior to January 1, 1997.  Effective for Plan Years
              ----------------------------------
beginning prior to January 1, 1997, the ACP for Participants who are HCEs may not exceed the greater of:

          (A) 1.25 times the ACP for all Participants who are not HCEs; or

          (B) The lesser of (i) 2 times the ACP of Participants who are not HCEs or (ii) the ACP of Participants who are not HCEs plus 2 percentage points.

          (3) Multiple Use.  The Administrator shall adjust the limit described
              ------------
in (2)(B) above in accordance with section 1.401(m)-2 of the Treasury Regulations to avoid multiple use of that limit for any Participant who is an HCE in violation of Code section 401(m)(9). Multiple use does not occur if the sum of the ADP and ACP for HCEs does not exceed the aggregate limit. The aggregate limit is the greater of (A) or (B) below:

              (A)  The aggregate limit is:

                   (i)  1.25 times the greater of:

                        [a]  The ADP for all Participants who are not HCEs; or

                        [b]  The ACP for all Participants who are not HCEs;

                              Plus

                   (ii) The lesser of [a] or [b] above, plus 2% (provided this number does not exceed two times the lesser of [a] or [b]).

                                      5-9

              (B)  The aggregate limit is:

                   (i)  1.25 times the lesser of:

                        [a]  The ADP for non-HCEs; or

                        [b]  The ACP for non-HCEs;

                              Plus

              (B) The greater of [a] or [b] above, plus 2% (provided this number does not exceed 2 times the greater of either [a] or [b]).

          If multiple use occurs, such multiple use shall be corrected by reducing the ADP, the ACP, or a combination of the ADP and the ACP of HCEs who are eligible in both the cash or deferred arrangement and the Plan subject to Code section 401(m) in accordance with section 5.4(c) above and section 5.5(c) below.

          The Administrator shall determine the Participants' contribution percentages consistent with Code section 401(m)(3) and applicable Treasury regulations, which the Plan incorporates by reference. The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of qualified nonelective contributions and qualified matching contributions, if any, used in such test.

          (b) ACP Defined.  For each Plan Year, the Administrator shall
              -----------
determine the "ACP" for the Participants who are HCEs and all other Participants as follows:

          (1) The "ACP" for a group of Participants shall equal the average of the ratios, calculated separately for each Participant in the group, of (A) the allocations of matching contributions (to the extent not taken into account for purposes of the ADP test) (not including Income) for a Plan Year to (B) the Participant's Compensation for that Plan Year. Qualified nonelective contributions or qualified matching contributions, if any, (to the extent not taken into account for purposes of the ADP test) may be taken into account for purposes of calculating the ACP for Participants.

          (2) For Plan Years beginning prior to January 1, 1997, for purposes of determining the ACP of a Participant who is a 5% owner pursuant to Code section 414(q) or one of the top-ten paid HCEs, the Compensation, and matching contributions shall include the Compensation, and matching contributions for the Plan Year of family members as defined in Code

                                     5-10

section 414(q)(6). Family members, with respect to such HCEs, shall be disregarded as separate employees in determining the ACP both for Participants who are non-HCEs and for Participants who are HCEs.

          (3) The "ACP" for any highly compensated Participant who is an HCE and eligible to have matching contributions, if any, allocated to his account pursuant to two or more plans or arrangements described in Code section 401(m) and maintained by an Employer shall be determined as if all such matching contributions were made pursuant to a single arrangement.

          (c) Excess Aggregate Contributions.
              ------------------------------

          (1) Effective January 1, 1997.  For Plan Years beginning on or after
              -------------------------
January 1, 1997, the Administrator shall determine the portion of such excess aggregate contributions attributable to some or all of the Participants who are HCEs on the basis of the amount of contributions made on behalf of, or by, each such HCE to the Plan for the Plan Year, and shall do so by attributing such excess aggregate contributions to Participants who are HCEs in order of the dollar amount of contributions made by or on behalf of such HCEs to the Plan for the Plan Year, beginning with the highest dollar amount of contributions, until the total amount of excess aggregate contributions is attributed.

          (2) Effective Prior to January 1, 1997.  If, for any Plan Year
              ----------------------------------
effective prior to January 1, 1997, the aggregate amount of contributions to the Matching Contributions Accounts, if any, of Participants who are HCEs exceeds the maximum amount permitted in paragraph (a) above ("excess aggregate contributions"), the Administrator shall determine the amount of the excess aggregate contributions attributable to the Participants who are HCEs by reducing contributions made on behalf of Participants who are HCEs in order of the ACPs, beginning with the highest of such percentages until the aggregate amount of contributions no longer exceeds such maximum.

          (3) Distributions.  The Administrator shall distribute the vested
              -------------
portion of such excess amount to each affected Participant plus or minus any Income or loss allocable to the vested portion of such excess amount during the period beginning on the first day following the close of the Plan Year in which the excess contributions arose and ending on the date that is 2-1/2 months from the close of the Plan Year and, in no event, later than the close of the following Plan Year. The nonvested portion of such excess amount, plus or minus any Income or loss allocable to such nonvested portion, shall be forfeited from each affected Participant's Matching Contribution Account as of the last day of the Plan Year in which the vested portion of such excess amount is distributed. The Administrator shall calculate any excess pursuant to this paragraph (c) after

                                     5-11
determining the amount of excess elective deferrals pursuant to Article 3 and the amount of contributions in excess of the ADP test pursuant to section 5.4.

          (4) Income.  Income allocable to excess aggregate contributions shall
              ------
be determined (1) under any reasonable method used for allocating Income to all Participants' Accounts as applied consistently to all Participants for the Plan Year or (2) by multiplying Income allocated to the Participant's matching contributions for the Plan Year by a fraction, the numerator of which equals the Participant's excess aggregate contributions for the year and the denominator of which equals the Participant's Account balance attributable to matching contributions (and qualified matching contributions, if any) as of the beginning of the Plan Year and qualified matching contributions, if any, for the Plan Year. The Plan may distribute excess aggregate contributions (and Income) without regard to consent otherwise required for Plan distributions.

          5.6  Qualified Nonelective Contributions and Qualified Matching
               ----------------------------------------------------------
Contributions.  Pursuant to Treasury Regulations and in lieu of distributing
-------------
excess contributions or excess aggregate contributions, the Employer may elect to make qualified nonelective contributions or qualified matching contributions to the Plan on behalf of Participants.

          (a) Qualified Nonelective Contributions.  "Qualified nonelective
              -----------------------------------
contributions" means contributions (other than matching contributions) made by the Employer and allocated to Participants' Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions applicable to elective contributions, all as pursuant to Code sections 401(k)(2)(B) and (C). The Administrator shall allocate qualified nonelective contributions to the Participants' Elective Contribution Accounts in a manner that does not discriminate in favor of highly compensated employees.

          (b) Qualified Matching Contributions.  "Qualified matching
              --------------------------------
contributions" means matching contributions made by the Employer that are nonforfeitable when made and that are distributable only in accordance with the distribution provisions applicable to elective contributions. The Administrator shall allocate qualified matching contributions in a uniform, nondiscriminatory manner to the Participants' Elective Contribution Accounts.

          5.7  Highly Compensated Employee.  For any Plan year, an Employer may
               ---------------------------
determine which employees are highly compensated employees ("HCEs") based on the following rules:

          (a) Effective January 1, 1997.  For purposes of this Article 5 and for
              -------------------------
Plan Years beginning on or after January 1, 1997, HCE shall


                                     5-12
have the meaning required by Code section 414(q) and applicable Treasury Regulations.

          (b) Effective Prior to January 1, 1997.  For purposes of this Article
              ----------------------------------
5, and for Plan Years beginning prior to January 1, 1997, HCE shall have the meaning required by Code section 414(q) and applicable Treasury Regulations to the extent such meaning is not inconsistent with the simplified identification method set forth below. For any Plan Year, an Employer may determine which employees are HCEs in accordance with either subparagraph (1) or (4) below.

          (1) Active Employees.  An active employee is an HCE if, during the
              ----------------
Plan Year,  the employee performs services for the Employer and:

          (A)  during the "look-back" year he:

          (i)  was a five-percent owner;

          (ii) received Compensation from the Employer exceeding $75,000 (as adjusted);

          (iii) received Compensation from the Employer exceeding $50,000 (as adjusted) and was a member of the top-paid group for such year; or

          (iv) was an officer of the Employer and received Compensation during such year greater than 150 percent of the dollar limitation then in effect pursuant to Code section 415(c)(1)(A) (as adjusted).

          The group of top-paid employees under (A)(iii) and the number of officers under (A)(iv) above shall be determined without regard to the employees described in Code section 414(q)(8). For the purposes of paragraph (A)(iv) above, no more than 50 employees (or, if lesser, the greater of three employees or ten percent of the employees of an Employer) shall be treated as officers and, if no officer satisfies the compensation requirement of (A)(iv) above during either a Plan Year or look-back year, the highest paid officer for such year shall be an HCE. The dollar limitations provided above are adjusted for increases in the cost of living by the Secretary of the Treasury or his delegate pursuant to Code section 415(d).

          (B)  and during the Plan Year he:

                                     5-13

          (i) meets the description in clauses (A)(i), (A)(ii) or (A)(iv) above upon substituting Plan Year for "look-back year" and is among the 100 employees who received the most Compensation from the Employer during the Plan Year; or

          (ii) is a 5-percent owner at any time during the Plan Year.

          (2) Former Employees.  Generally, a former employee is an HCE if that
              ----------------
individual is an employee who separated from service with the Employer (or was deemed to have separated) prior to the Plan Year, performs no service for an Employer during the Plan Year and was an active HCE for either the year in which separation occurred or any determination year ending on or after the individual's 55th birthday.

          (3) Look-Back Year.  The "look-back year" shall be the twelve-month
              --------------
period immediately preceding the Plan Year or, if the Employer so elects, the calendar year ending with or within the applicable Plan Year provided (A) such election is made with respect to all qualified plans maintained by the Employer- -except for any plan for which the Employer elects simplified identification of HCEs--and (B) the Plan Year calculation is made on the basis of the period (if any) by which the applicable Plan Year extends beyond such calendar year (i.e.,
                                                                          ----
the lag period). If the Employer is making the Plan Year calculation based on the lag period, the dollar amounts applicable under subsection (1)(A) above shall be adjusted by multiplying such dollar amounts by a fraction, the numerator of which is the number of calendar months that are included in the lag period and the denominator of which is 12.

          (4) Simplified Identification Method.  Under the simplified
              --------------------------------
identification method, an Employer's HCEs include HCEs only as determined pursuant to subparagraph (1)(A) above as applied based on the Plan Year without reference to the look-back year, or, if elected by the Employer, as of a single day within the Plan Year (the "Snapshot Day"). "Compensation," for purposes of simplified identification, is compensation which reasonably approximates an employee's Compensation. The following exceptions to subparagraph (1)(A) above apply if an Employer elects to determine HCEs based on a Snapshot Day:

          (A) Compensation.  If the Snapshot Day is other than the last day of
              ------------
the applicable Plan Year, Compensation must be projected for the Plan Year under a reasonable method established by the Employer.

                                     5-14

          (B) Includible HCEs.  The Employer must treat as an HCE, in addition
              ---------------
to employees who are determined to be HCEs on the Snapshot Day, any employee who terminated Employment prior to the Snapshot Day or becomes employed by the Employer subsequent to the Snapshot Day and (i) was an HCE in the prior Plan Year; (ii) was, or is, a 5-percent owner; (iii) has Compensation for the Plan Year greater than or equal to the projected Compensation of any employee who is treated as an HCE on the Snapshot Day (except for employees who are HCE's solely because they are 5-percent owners or officers); or (iv) was, or is, an officer and has Compensation greater than or equal to the projected Compensation of any other officer who is an HCE on the Snapshot Day solely because that person is an officer.

          (C) Determination of Snapshot Day.  The Snapshot Day may be (i) the
              -----------------------------
same Snapshot Day that the Employer is using for substantiating compliance with nondiscrimination requirements; or (ii) any other single day during the Plan Year, provided the day is reasonably representative of the Employer's workforce and the Plan's coverage throughout the Plan Year. A Snapshot Day will not be treated as failing to be reasonably representative solely because of a significant change in the Employer's workforce caused by an extraordinary event, such as a merger or acquisition. The Snapshot Day for the Plan generally must be consistent from year to year.

          (e) Family Members.  If, during a Plan Year,  an employee is a family
              --------------
member of either a 5-percent owner or an HCE who is one of the 10 most highly compensated employees ranked on the basis of Compensation paid by the Employer during such year, the Plan shall aggregate the allocations of the family member and the 5-percent owner or HCE. The Plan shall treat the family member and 5-percent owner or HCE as a single employee receiving Compensation and allocations or benefits equal to the sum of such Compensation and allocations or benefits of the family member and 5-percent owner or HCE. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants. If the Employer does not elect to determine HCEs under the simplified identification method based on a Snapshot Day, the first sentence of this paragraph shall also be applied based on the look-back year.

                                     5-15

                                   ARTICLE 6
                                    Vesting

                              6.1  Vesting.
                                   -------

          (a) Retirement.  A Participant's interest in his Account shall be
              ----------
fully vested and nonforfeitable if his Employment terminates on or after his Normal Retirement Age or his attainment of age 55 and ten years of Service (his "Early Retirement Age").

          (b) Death or Disability.  A Participant's interest in his Account
              -------------------
shall be fully vested and nonforfeitable if his Employment terminates due to his death or disability. "Disability" means a physical or mental condition which, in the judgment of the Administrator (based upon medical reports and other evidence satisfactory to the Administrator) and pursuant to uniform principles consistently applied, presumably permanently prevents an individual from satisfactorily performing his duties for the Employer or the duties of such other position or job which the Employer makes available to him and for which the individual is qualified by reason of his training, education or experience.

          (c) Termination of Employment Prior to Retirement, Disability or
              ------------------------------------------------------------
Death. A Participant's interest in his Elective Contribution and Rollover Accounts shall be fully vested and nonforfeitable at all times. If a Participant terminates Employment prior to his Early Retirement Age, Normal Retirement Age, disability or death, his interest in his Matching Contribution Account shall vest, and be nonforfeitable, in relation to his Years of Service as follows:

               Years of Service    Vested Percentage
               ----------------    -----------------

                     Fewer than 3       0%
                     3                 20%
                     4                 40%
                     5                 60%
                     6                 80%
                     7 or more        100%

          (d) Attainment of Normal Retirement Age.  Notwithstanding the above
              -----------------------------------
vesting provisions, a Participant's interest in his Account shall be fully vested and nonforfeitable if the Participant attains his Normal Retirement Age while employed by the Employer.

                                      6-1

          (e) Change in Vesting Schedule.  In no event shall a change in the
              --------------------------
Plan's vesting schedule reduce a Participant's vested and nonforfeitable interest in his Account. Upon a change in the Plan's vesting schedule, a Participant who has accumulated at least three Years of Service may elect to determine the vested interest in his Account pursuant to either the revised vesting schedule or the vesting schedule without regard to such change. Such election shall be made during an election period which shall commence with the date the amendment is adopted or deemed to be made and shall end 60 days after the latest of the date the amendment is adopted, becomes effective, or the date the Participant is issued written notice of the amendment by the Company or the Administrator.

          6.2  Top-Heavy Plan Years.  If the Plan is top-heavy for any Plan
               --------------------
Year, the following vesting schedule shall replace the vesting schedule of section 6.1:

               Years of Service     Vested Percentage
               ----------------     -----------------

                     Fewer than 2        0%
                     2                  20%
                     3                  40%
                     4                  60%
                     5                  80%
                     6 or more         100%

          6.3  Forfeitures.  The nonvested portion of a Participant's Account
               -----------
shall constitute a Forfeiture (be "forfeited") as of the earlier of the date the Participant receives a distribution from his Account following the termination of his Employment or the date the Participant incurs five consecutive one-year Breaks in Service. The Administrator shall reallocate a Forfeiture pursuant to
Article 3 as of the end of the Plan Year in which the Forfeiture occurs.

          6.4  Reinstatement.
               -------------

          (a) Five or More Consecutive One-Year Breaks in Service.  If a former
              ---------------------------------------------------
Participant resumes participation in the Plan after experiencing at least five consecutive one-year Breaks in Service, such Participant shall retain no right to any previously forfeited portion of his Account. Such employee's Years of Service prior to his Breaks in Service shall affect the vesting of his Account accruing after reinstatement only if his Account was at least partially vested at the time he incurred a Break in Service or, upon his reinstatement, the number of his Years of Service prior to the Break equals or exceeds the number of his consecutive one-year Breaks in Service. Such Participant's Years of Service after his Breaks in Service shall be disregarded for the purpose of vesting his Account

                                      6-2
balance that accrued prior to such Breaks in Service. Separate Accounts shall be maintained for the Participant's pre-break Account balance and post-break Account balance.

          (b) Before Five Consecutive One-Year Breaks in Service.  If a former
              --------------------------------------------------
Participant resumes participation in the Plan before experiencing five consecutive one-year Breaks in Service, the Administrator shall aggregate the Participant's Years of Service completed prior to his Break in Service with his Years of Service completed following his reinstatement to determine his vested interest in both allocations made to his Account after reinstatement and any portion of his Account originating prior to such Break in Service. The Administrator shall restore any previously forfeited portion of such a reinstated Participant's Account only if the Participant repays to the Plan the full amount of the distribution. The Participant must repay the full amount of the distribution prior to the end of the five-year period commencing on the Participant's date of reinstatement. Any amount so restored shall not constitute an annual addition pursuant to section 5.1.

          (c) Disregarded Years of Service.  For purpose of this section, the
              ----------------------------
Years of Service the Participant completed prior to his Break in Service shall not include any Years of Service disregarded pursuant to this subsection by reason of prior Breaks in Service.


                                      6-3

                                   ARTICLE 7
                                 Distributions

          7.1  Commencement of Retirement Benefits.  This section 7.1 shall not
               -----------------------------------
apply to distributions payable on account of a Participant's death.

          (a) Earliest Payment Date.  As to any Participant, distribution shall
              ---------------------
occur no earlier than the termination of the Participant's Employment, unless specifically authorized elsewhere in the Plan.

          (b) Payment Due To Termination of Employment.
              ----------------------------------------

          (1) Before Normal Retirement Age.  If a Participant's Employment
              ----------------------------
terminates prior to his Normal Retirement Age, the distribution of his Account shall commence as follows:

          (A) Accounts of $3,500 or Less.  The Administrator shall mandate
              --------------------------
distribution in a single lump sum of any Participant's vested Account that equals $3,500 or less prior to the commencement of distributions or at the time of any prior distribution. If a Participant's vested Account equals zero, the Participant shall be deemed to have received a mandatory distribution of such vested Account. Mandatory distributions shall commence as soon as administratively feasible following termination of a Participant's Employment.

          (B) Accounts of More Than $3,500.  Subject to the requirements set
              ----------------------------
forth below, the Administrator shall commence distribution of a Participant's Account which exceeds $3,500 prior to the commencement of distributions, or at the time of any prior distribution, as soon as administratively feasible following the date the Participant elects in writing to commence distribution. Such distribution may not commence prior to the Participant's Normal Retirement Age unless the Participant consents, in writing, on a form approved by and filed with the Administrator, to the earlier distribution of his vested Account. Such Participant consent shall not be valid unless the Administrator provides the Participant with notice of his right to defer distribution no less than 30 days and no more than 90 days before the date of distribution.

          Notwithstanding the above, distribution may commence less than 30 days after such notice is provided if (i) the notice clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to


                                      7-1
elect a distribution, and (ii) the Participant, after receiving such notice, affirmatively elects a distribution.

          Distribution shall commence no later than the 60th day after the close of the Plan Year (1) in which the Participant attains his Normal Retirement Age, or, if later, (2) in which occurs the 10th anniversary of his commencement of participation in the Plan.

          (2) On or After Normal Retirement Age.  The distribution of the
              ---------------------------------
Account of a Participant who terminates Employment on or after the Participant's Normal Retirement Age and before attainment of age 70-1/2 shall commence as soon as administratively feasible following the date the Participant's Employment terminates but no later than 60 days after the close of the Plan Year in which the Participant's Employment terminates.

          (c) Latest Payment Date.  Even if a Participant's Employment has not
              -------------------
terminated, distribution shall commence no later than the April 1 following the calendar year in which the Participant attains age 70-1/2 (or later required beginning date as defined in section 7.4 below).

          7.2  Method of Payment.
               -----------------

          (a) Form of Benefits.  Distribution from a Participant's Account shall
              ----------------
occur in one of the following methods as elected by the Participant in writing on forms approved by, and filed with, the Administrator:

          (1)  A single lump sum; or

          (2) Equal monthly, quarterly, semi-annual or annual installments, as adjusted to reflect Income allocated to the Participant's Account subsequent to the commencement of payments.

          (b) Mandatory Payments.  The Administrator shall direct distribution
              ------------------
in a single lump sum of any Participant's vested Account that does not exceed $3,500 prior to the commencement of distributions or at the time of any prior distribution if such Participant fails to direct a rollover within 30 days of being notified of his right to a direct rollover.

          (c) Election Period for Optional Benefit Form.  A Participant may
              -----------------------------------------
elect to receive an optional form of benefit and may revoke any such election at any time within the 90-day period immediately preceding the date his Account becomes payable. Such election shall be in writing on forms approved by, and filed with, the Administrator.

                                      7-2

          (d) Benefit Information.  Not less than 30 days and not more than 90
              -------------------
days prior to the date a Participant's Account becomes payable, the Administrator shall furnish the Participant with a general description of the material features, relative values of and direct rollover rights relating to the optional forms of benefit available under the Plan.

          (e)  Direct Rollovers.
               ----------------

          (1) This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover; provided, however, that if a Participant elects a direct rollover as to only a portion of his distributable Account, the amount to be paid in a direct rollover must equal at least $500.

          (2) Eligible rollover distribution:  An eligible rollover distribution
              ------------------------------
is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:
any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (3) Eligible retirement plan:  An eligible retirement plan is an
              ------------------------
individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (4) Distributee:  A distributee includes an employee or former
              -----------
employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                                      7-3

          (5) Direct rollover:  A direct rollover is a payment by the Plan to
              ---------------
the eligible retirement plan specified by the distributee.

          (f) Changes in Payments.  After he has begun to receive payment from
              -------------------
his Account, a Participant may change the form of payment no more frequently than once each Plan Year.

          (g) Payments in Employer Stock.  Distribution of a Participant's
              --------------------------
Account, to the extent invested in Flagstar Bancorp, Inc. stock, may be made, pursuant to the Participant's written election, in whole shares of Employer Stock with cash paid for fractional shares.

          7.3  Death Benefits.
               --------------

          (a) Distribution to a Beneficiary.  The Plan shall distribute the
              -----------------------------
Account of a deceased Participant to the beneficiary identified in the beneficiary designation in effect at the time of his death or, if no such designation exists, to the Participant's surviving spouse or, if none, to his issue per stirpes or, if none, to his next of kin determined pursuant to the
      --- -------
laws of the state in which the Company's principal place of business is located as if the Participant had died unmarried and intestate within a reasonable time after the Participant's death. Each Participant may designate, in writing, on forms approved by and filed with the Administrator, one or more beneficiaries to receive payment of his Account and may, in addition, name a contingent beneficiary.

          The beneficiary as to 100% of the Account of a Participant married at the time of his death shall be his surviving spouse, unless his spouse consents to the designation of an alternative beneficiary or the spouse cannot be located. Spousal consent shall be in writing, acknowledging the effect of such election and witnessed by a Plan representative or notary public. Any change in, or revocation of, a Participant's designated beneficiary shall again require spousal consent unless the earlier consent of the spouse expressly permitted subsequent designations by the Participant without further spousal consent. The death benefit shall be made available to the beneficiary within a reasonable time after the Participant's death and in no event later than the earliest date benefits would be payable to the Participant if his Employment terminated on the date of his death for a reason other than death.

          (b) Form of Benefit.  A Participant's beneficiary may request, in
              ---------------
writing, on forms approved by, and filed with, the Administrator, payment in any optional benefit form available under the Plan.

          (c) Death On or Before Required Beginning Date.  The Plan shall
              ------------------------------------------
distribute as follows the Account of a Participant who dies on or before his required beginning date, as defined in section 7.4 below:

                                      7-4

          (1) General.  Distributions shall extend no longer than the end of the
              -------
calendar year that contains the fifth anniversary of the Participant's death, except to the extent that paragraph (2) or (3) below applies. For either paragraph (2) or (3) to apply, the Participant must have so elected before his death or his designated beneficiary must have so elected no later than the earlier of December 31 of the calendar year in which distributions otherwise must commence or December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (2) Nonspouse Beneficiary.  If any portion of the Participant's
              ---------------------
Account is payable to a designated beneficiary other than the surviving spouse, distribution shall commence no later than December 31 of the calendar year following the date of the Participant's death and shall extend over a period no longer than the life of such beneficiary or over a period certain not extending beyond the life expectancy of such beneficiary determined using the attained age (or ages) in the calendar year distributions must commence and as reduced by one during each subsequent year.

          (3) Spouse as Beneficiary.  If any portion of a Participant's Account
              ---------------------
is payable to the Participant's surviving spouse, distributions to such spouse shall commence no later than December 31 of the calendar year in which the Participant would have attained age 70-1/2 and shall extend over a period no longer than the life of such spouse or over a period certain not extending beyond the life expectancy of such spouse as determined using the spouse's attained age in the first distribution calendar year and reduced by one in each year thereafter.

          The Participant's surviving spouse may elect instead to recalculate life expectancy, provided the election is irrevocable and made prior to the initial distribution date. If the Participant's spouse dies before the commencement of distributions, the Administrator shall apply this section as if the spouse were the Participant.

          (d) Death After Required Beginning Date.  If a Participant dies on or
              -----------------------------------
after the date distributions have commenced following his required beginning date pursuant to section 7.4, any remaining portion of his vested Account shall be distributed at least as rapidly as required by the method of distribution in effect on his date of death.

          7.4  Required Lifetime Distributions.  Notwithstanding the other
               -------------------------------
provisions of this Article 7, the Plan shall distribute each Participant's Account consistent with Code section 401(a)(9) and applicable regulations, which the Plan hereby incorporates by reference.

                                      7-5

          (a)  Required Beginning Date.
               -----------------------

          (1) Effective on and after January 1, 1997.
              --------------------------------------

          (A) Non-Five Percent Owner.  A Participant's, other than a 5% owner,
              ----------------------
required beginning date is the April 1 following the later of (i) the calendar year in which he attains age 70-1/2 or (ii) the year in which the Participant terminates employment.

          (B) Five Percent Owner.  The required beginning date of a Participant
              ------------------
who is a 5-percent owner is the April 1 following the later of (i) the calendar year in which the Participant attains age 70-1/2 or (ii) the earlier of [a] the calendar year with or within which ends the Plan Year during which the Participant becomes a 5-percent owner or [b] the calendar year in which the Participant's Employment terminates.

          (2) Effective prior to January 1, 1997.  A Participant's required
              ----------------------------------
beginning date is the April 1 following the calendar year in which he attains age 70-1/2.

          For purposes of this section, a Participant is a "5-percent owner," within the meaning of Code section 416(i), if the Participant is a 5-percent owner at any time during the Plan Year ending with or within the calendar year in which he attains age 66-1/2 or any subsequent Plan Year. Once distributions for the Plan have begun to a 5-percent owner, such distributions shall continue, even if the Participant ceases to be a 5-percent owner in a subsequent year.

          (b) Limits on Distribution Periods.  Installment payments of a
              ------------------------------
Participant's Account shall occur over a period of time calculated as of the calendar year immediately preceding the calendar year which contains the Participant's required beginning date (the "first distribution calendar year"). The time period for payment of installments shall be no longer than:

          (1) The Participant's life or life expectancy determined using the Participant's attained age as of the first distribution calendar year, if the Participant has not designated a beneficiary; or

          (2) If the Participant has designated a beneficiary, the life or joint and last survivor expectancy of the Participant and the designated beneficiary determined using the attained ages of the Participant and the designated beneficiary as of the first distribution calendar year.

          (c) Amount Required to be Distributed.  The required distribution paid
              ---------------------------------
each calendar year beginning with the first distribution calendar

                                      7-6
year shall not equal less than the quotient obtained upon dividing the Participant's Account by the lesser of (1) the applicable life expectancy, or
(2) if the beneficiary is not the Participant's spouse, the applicable minimum distribution incidental benefit divisor determined from the table recited in Q&A-4 of proposed regulation section 1.401(a)(9)-2. The "applicable life expectancy" is the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated beneficiary) as of the Participant's (or designated beneficiary's) birthday in the first distribution calendar year reduced by one in each year thereafter. If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code section 401(a)(9). The Participant may elect to recalculate his life expectancy and/or that of his spouse, provided such election is irrevocable and is made prior to the Participant's required distribution date.

          A Participant's Account is determined as of the last Valuation Date in the calendar year immediately preceding the calendar year for which a distribution is required, adjusted as follows: Increased by the amount of any contributions or Forfeitures, if any, allocated to the Account as of dates in such calendar year after the Valuation Date and decreased by distributions made in such calendar year after the Valuation Date.

          7.5  Qualified Domestic Relations Orders.  Upon receipt of a domestic
               -----------------------------------
relations order issued by a court of competent jurisdiction with respect to a Participant's interest in the Plan, the Administrator shall determine whether such domestic relations order constitutes a qualified domestic relations order (as defined in Code section 414(p)(1), a "QDRO"). The Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order and to administer distributions mandated by a QDRO.

          If the Administrator determines that the domestic relations order is a QDRO, an alternate payee as defined in Code section 414(p)(8) may receive distributions in a single lump sum, or direct rollover if the alternate payee is the Participant's former spouse, commencing as if the Participant experienced a termination of Employment as of the date of the order as described in section
7.1. Distributions made pursuant to this section may occur without regard to the age or the employment status of the Participant. Except as provided by this section, a distribution pursuant to a QDRO shall not include any type of benefit or payment option not otherwise payable by the Plan. If the Administrator has notice that a QDRO is being or may be sought but has not received the QDRO, the Administrator shall not, unless requested in



                                      7-7
writing by the Participant, delay payment of a benefit to a Participant which would otherwise be due. If the Administrator has determined that an order is not a QDRO and all comment and appeal periods have expired, the Administrator shall not, unless requested in writing by the Participant, delay payment to a Participant which otherwise would be due even if the Administrator has notice that the party claiming to be an alternate payee or the Participant is attempting to correct any deficiencies in the order.

          7.6  Hardship Withdrawals Elective Contributions.  A Participant may
               -------------------------------------------
withdraw a minimum of $1,000 from his Elective Contributions Account attributable to elective contributions upon appropriate notice to the Administrator if the withdrawal results from a "hardship." A withdrawal will be deemed to result from a "hardship" if the distribution:

          (a)  Is for the purpose of:

          (1) The payment of medical expenses described in Code section 213(d) incurred by the Participant, his spouse or dependents or necessary for these persons to obtain medical care described in Code section 213(d);

          (2) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

          (3) The payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, his spouse or dependents;

          (4) The need to prevent the eviction from, or mortgage foreclosure of, the Participant's principal residence; or

          (5) Any other purpose specified by the Internal Revenue Service as a deemed immediate and heavy financial need.

          (b)  Satisfies all of the following:

          (1) The distribution does not exceed the amount of the financial need, including any amount necessary to pay taxes or penalties reasonably anticipated to result from the distribution;

          (2) The Participant has obtained all distributions (other than hardship withdrawals) and all nontaxable loans currently available pursuant to this Plan or any other plan maintained by the Employer;

          (3) The Participant cannot make elective contributions and employee after-tax contributions pursuant to this Plan or any other qualified or nonqualified plan of deferred compensation (excluding health or welfare plans) maintained by the Employer for at least 12 months after receipt of the withdrawn amount; and


                                      7-8

          (4) The Participant's elective contributions made in the calendar year immediately following the calendar year in which the withdrawal is received do not exceed the $7,000 limit of Code section 402(g) (as adjusted) in effect for such calendar year, less the Participant's elective contributions made in the calendar year in which the withdrawal was received.

          7.7  Withdrawals At or After Age 59-1/2.  On or after attaining age
               ----------------------------------
59-1/2, a Participant may withdraw all or any portion of his Elective Contribution Account upon written notice to the Administrator.

          7.8  Withdrawals from Accounts Invested in Employer Stock.  If a
               ----------------------------------------------------
withdrawal is made pursuant to sections 7.6 or 7.7, the Participant may, to the extent the Account is invested in Employer Stock, elect to receive whole shares of Employer Stock with cash for fractional shares.

                                      7-9

                                   ARTICLE 8
                           Administration of the Plan

          8.1  Appointment of Separate Administrator.  The Company may appoint a
               -------------------------------------
separate Administrator. Any person, including, but not limited to, employees of the Employer, shall be eligible to serve as Administrator. Two or more persons may form a committee to serve as Administrator. Persons serving as Administrator may resign by written notice to the Company and the Company may appoint or remove such persons. An Administrator consisting of more than one person shall act by a majority of its members at the time in office, either by vote at a meeting or in writing without a meeting. An Administrator consisting of more than one person may authorize any one or more of its members to execute any document or documents on behalf of the Administrator, in which event the Administrator shall notify the Trustee of the member or members so designated. The Trustee shall accept and rely upon any document executed by such member or members as representing action by the Administrator until the Administrator shall file with the Trustee a written revocation of such designation. No person serving as Administrator shall vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits pursuant to the Plan. If the Company fails to name such person or persons, the Company shall be the Administrator.

          8.2  Powers and Duties.  The Administrator shall administer the Plan
               -----------------
in accordance with its terms and shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Administrator shall have full and complete authority and control with respect to Plan operations and administration unless the Administrator allocates and delegates such authority or control pursuant to the procedures stated in subsection (b) or (c) below. Any decisions of the Administrator or its delegate shall be final and binding upon all persons dealing with the Plan or claiming any benefit under the Plan. The Administrator shall have all powers which are necessary to manage and control Plan operations and administration including, but not limited to, the following:

          (a) To employ such accountants, counsel or other persons as it deems necessary or desirable in connection with Plan administration. The Trust Fund shall bear the costs of such services and other administrative expenses, unless paid by the Company or Employer.

          (b) To designate in writing persons other than the Administrator to perform any of its powers and duties hereunder including, but not

                                      8-1
limited to, Plan fiduciary responsibilities (other than any responsibility to manage or control the Plan assets).

          (c) To allocate in writing any of its powers and duties hereunder, including but not limited to fiduciary responsibilities (other than any responsibility to manage or control the plan assets) to those persons who have been designated to perform Plan fiduciary responsibilities.

          (d) To construe and interpret the Plan in a discretionary manner, including the power to construe disputed provisions.

          (e) Subject to Article 10, to resolve all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, questions as to the eligibility or the right of any person to a benefit.

          (f) To adopt such by-laws, rules, regulations, forms and procedures from time to time as it deems advisable and appropriate in the proper administration of the Plan.

          (g) To receive from the Company or from Participants such information as shall be necessary for the proper administration of the Plan.

          (h) To furnish, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate.

          (i) To receive from the Trustee and review reports of the financial condition and receipts and disbursements of the Trust Fund.

          (j) To prescribe procedures to be followed by any person in applying for distributions pursuant to the Plan and to designate the forms or documents, evidence and such other information as the Administrator may reasonably deem necessary, desirable or convenient to support an application for such distribution.

          (k) To issue directions to the Trustee, and thereby bind the Trustee, concerning all benefits to be paid pursuant to the Plan.

          (l) To apply consistently and uniformly the Committee rules, regulations and determinations to all Participants and beneficiaries in similar circumstances.

          8.3  Records and Notices.  The Administrator shall keep a record of
               -------------------
all its proceedings and acts and shall maintain all such books of accounts, records and other data as may be necessary for proper plan administration. The Administrator shall notify the Trustee of any action taken by the Administrator


                                      8-2
which affects the Trustee's Plan obligations or rights and, when required, shall notify any other interested parties.

          8.4  Compensation and Expenses.  The expenses incurred by the
               -------------------------
Administrator in the proper administration of the Plan shall be paid from the Trust Fund. The Employer may elect to pay such expenses directly. An Administrator who is an employee of the Employer shall not receive any fee or compensation for services rendered.

          8.5  Limitation of Authority.  The Administrator shall not add to,
               -----------------------
subtract from or modify any of the terms of the Plan, change or add to any benefits prescribed by the Plan, or waive or fail to apply any Plan requirement for benefit eligibility.

          8.6  Voting of Employer Stock Shares.  The Administrator shall furnish
               -------------------------------
to each Participant who has Employer Stock allocated to his Account, notice of the date and purpose of each meeting of the stockholders of the Employer at which Employer Stock are entitled to be voted. The Administrator shall request from each such Participant instructions as to the voting at that meeting of Employer Stock allocated to his Account. If the Participant furnishes such instructions within the time specified in the notification given to him, the Trustee shall vote such Employer Stock in accordance with the Participant's instructions, provided such Participant has not been improperly influenced so as to affect his instructions. All Employer Stock allocated to Accounts as to which the Trustee does not receive voting instructions as specified above and all unallocated Employer Stock shares held by the Trustee shall be voted by the Trustee in its discretion and in accordance with its fiduciary duties under ERISA; however, the Trustee, in the exercise of its fiduciary duties under ERISA, may determine that it should vote the Employer Stock in some other manner.

          Similarly, the Administrator shall furnish to each Participant who has Employer Stock allocated to his Account notice of any tender offer for, or a request or invitation for tenders of, Employer Stock made to the Trustee. The Administrator shall request from each such Participant instructions as to the tendering of Employer Stock allocated to his Account, and for this purpose, the Participants shall be provided with a reasonable period of time in which they may consider any such tender offer for, or request or invitation for tenders of, Employer Stock. The Trustee shall tender the Employer Stock as to which the Trustee has received instructions to tender from Participants within the time specified, provided such Participants have not been improperly influenced so as to affect their instructions. As to all Employer Stock allocated to Accounts as to which the Trustee has not received instructions from Participants and as to all unallocated Employer shares held by the Trustee, the Trustee may tender the same

                                      8-3
proportion thereof as the Employer Stock as to which the Trustee has received instructions from Participants to tender bear to all Employer Stock with respect to which the Trustee has received instructions from Participants to tender and not to tender, however the Trustee in the exercise of its fiduciary duties under ERISA, may determine it must act otherwise.

          The Administrator shall, along with each notice of the date and purpose of each meeting and each notice of any tender offer for, or a request or invitation for tenders of, Employer Stock made to the Trustee, cause to be furnished to each Participant a copy of the proxy solicitation material, copies of all materials distributed to stockholders of the Employer in connection with any tender or exchange offer, and any other information which would reasonably be necessary to enable each Participant to make an informed voting or tender decision.

                                      8-4

                                   ARTICLE 9
                          Administration of the Trust

          9.1  Appointment of Trustee.  The Company shall appoint one or more
               ----------------------
Trustees to receive and hold in trust all contributions, and Income, paid into the Trust Fund. The Company may remove the Trustee or the Trustee may resign and a successor trustee shall be appointed all pursuant to the requirements and procedure recited in the Trust Agreement.

          9.2  Authorization for Trust Agreement.  The Company shall enter into
               ---------------------------------
an agreement with the Trustee to provide for the administration of the Trust Fund. In accordance with the provisions of the agreement, the Company shall have the right at any time, and from time to time, to amend the agreement.

          9.3  Participant Direction of Investment of Account.
               ----------------------------------------------

          (a)  Investment of Funds.
               -------------------

          (1) Mutual Funds.  The Company, upon written request of a Participant
              ------------
and in accordance with its uniform and nondiscriminatory rules, may authorize Participants to direct the investment of all or part of their Account in such funds as the Company may select. The Participants' directions shall bind the Trustee unless and until the Company amends or revokes the authorization for investment direction by Participants.

          (2) Employer Stock.  The Company, upon written request of a
              --------------
Participant and in accordance with its uniform and nondiscriminatory rules, may authorize Participants to direct the investment of all or part of their Account in Employer Stock. The Participant's directions shall bind the Trustee unless and until the Company amends or revokes the authorization for investment direction by Participants. Subject to Participant direction, the Trustee may invest up to 100% of the assets of the Plan in "qualifying employer securities" and/or "qualifying employer real property" as those terms are defined in ERISA.

          If the Trustee acts at the direction of a Participant, the Employer, its board of directors, officers and employees, the Administrator and the Trustee shall not be liable or responsible for any loss resulting to the Trust Fund or to any Account or for any breach of fiduciary responsibility by reason of any act done pursuant to the direction of the Participant.

                                      9-1

          (b)  Investment Elections.
               --------------------

          (1) Participants may choose to invest their Account among the available investment vehicles in any whole percentage. Elections shall be made in a manner prescribed by the Administrator and verified in writing or as otherwise approved by the Administrator. Once filed, a Participant's verified election will remain in effect until amended or discontinued pursuant to this paragraph. If a Participant fails to direct the investment of all or any portion of his Account, such amount shall be invested in the fund(s) uniformly designated by the Administrator on behalf of the Participant.

          (2) A Participant may change his investment election as to further contributions and Income therein pursuant to rules prescribed by the Administrator. A Participant may change his investment election as to his existing Account pursuant to rules prescribed by the Administrator.

          9.4  Funding Policy.  The funding policy for the Plan hereby requires
               --------------
the Trustee to invest and reinvest the Trust Fund for the exclusive benefit of Plan Participants and their beneficiaries in any combination of corporate stocks, including stock of the Company (if otherwise allowed), bonds, instruments of indebtedness, insurance contracts (if otherwise allowed), government securities, loans to Participants (if otherwise allowed), bank deposits and the Trustee's common trust funds or pooled investment funds, if any, as the Trustee deems appropriate for the Plan and consistent with applicable law.

                                      9-2

                                   ARTICLE 10
                                Claims Procedure

          10.1  Application for Benefits.  Any person entitled to benefits must
                ------------------------
file a written claim with the Administrator on forms provided by the Administrator. Such application shall include all information and evidence the Administrator deems necessary to properly evaluate the merit of and to make any necessary determinations on a claim for benefits. Unless special circumstances exist, a Participant shall be informed of the decision on his claim within 90 days of the date all the information and evidence necessary to process the claim is received. Within such 90-day period, he shall receive a notice of the decision or a notice that explains the special circumstances requiring a delay in the decision and sets a date, no later than 180 days after all the information and evidence necessary to process his claim have been received, by which he can expect to receive a decision.

          The claimant may assume that the claim has been denied and may proceed to appeal the denial if the claimant does not receive any notice from the Administrator within the 90-day period, or a notice of a delayed decision within such 90 day period.

          10.2  Notice of Denied Claim for Benefits.  If a claim for benefits is
                -----------------------------------
partially or wholly denied, the claimant will receive a notice that: states the specific reason or reasons for denial; refers to provisions of the Plan documents on which the denial is based; describes and explains the need for any additional material or information that the claimant must supply in order to make his claim valid; and explains the steps that must be taken to submit his claim for review.

          10.3  Review of Denied Claim.  A claimant may file a written appeal of
                ----------------------
a denied claim with the Administrator within 60 days after receiving notice that his claim has been denied, including any comments, statements or documents he may wish to provide. The claimant may review all pertinent Plan documents upon reasonable request to the Administrator. Within 60 days after the submission of the written appeal, the Administrator shall render a determination on the appeal of the claim in a written statement. The written decision shall contain the reason or reasons for the decision and refer to specific Plan provisions on which the decision is based. If special circumstances require a delay in the decision, the Administrator shall notify the claimant of the reasons for the delay within the 60-day period. A delayed decision shall be issued no later than 120 days after the date the Administrator receives a request for review. The determination rendered by the Administrator shall be binding upon all parties.


                                     10-1

                                   ARTICLE 11
                           Amendment and Termination

          11.1  Amendment or Restatement.  The Company may amend or restate the
                ------------------------
Plan at any time and from time to time. No amendment or restatement shall authorize any part of the Trust Fund, other than amounts which are necessary to pay taxes and administration expenses, to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries or estates. No amendment or restatement shall be construed to: (a) Reduce a Participant's Account balance determined as of the date immediately preceding the effective date of the amendment or restatement; (b) Reduce or eliminate any benefit protected by Code section 411(d)(6); or (c) Cause or permit any portion of the Trust Fund to revert to, or become property of, the Company. No amendment which affects the rights, duties or responsibilities of the Trustee shall be effective without the Trustee's written consent. The provisions of the Plan as in effect at the time of a Participant's termination of Employment shall control as to that Participant, unless otherwise specified in the Plan. If the Company amends the Plan to no longer reflect the provisions of the volume submitter master document, the Plan may be considered an individually designed plan.

          11.2  Termination and Discontinuance of Contributions.  The Company
                -----------------------------------------------
reserves the right to terminate the Plan at any time with respect to any or all Participants. Any participating Employer shall be permitted to discontinue or revoke its participation in the Plan. Upon discontinuance of Plan contributions or full or partial termination of the Plan, the Account of each affected Participant shall become fully vested and nonforfeitable. The Company shall provide the Trustee with written notification of the full or partial termination of the Plan. In the event of full or partial termination, the Employer's liability to pay plan benefits shall be strictly limited to assets of the Trust Fund. No one shall have any claim against the Company to provide any or all of the plan benefits regardless of the sufficiency of the Trust Fund, except as otherwise required by law. The termination of the Plan shall not result in the reduction of any benefit protected by Code section 411(d)(6), except to the extent permitted by applicable Treasury regulations.

          11.3  Distribution Upon Termination.  If the Plan terminates pursuant
                -----------------------------
to section 11.2, and the Company does not merge the assets of the Plan with another qualified plan or continue the Plan as a "wasting trust" by satisfying all ongoing plan qualification rules, the Company shall distribute each Participant's Account in a lump sum; provided, however, if the Employer (or any member of a controlled group within the meaning of Code sections 414(b), (c),
(m) and (o)

                                     11-1
which the Employer is a member) establishes or maintains at any time within the 24-month period beginning 12 months before the time of termination another defined contribution plan, other than an employee stock ownership plan or simplified employee pension (as defined in Code section 408(k)) which covers 2% or more of the employees covered under the Plan at the time of termination, each Participant's Account shall be transferred to such other defined contribution plan. Participant consent to such a transfer shall be required only if transfer of the Participant's Account results in an elimination or reduction of Code section 411(d)(6) protected benefits. Participant consent shall not be required if Participants' Accounts are to be paid in a lump sum. If the Company freezes the Plan as a result of a sale of all of the Company's assets or terminates the Plan pursuant to section 11.2 above, no distributions shall be made to Participants who continue employment with the successor employer that purchased the assets until the Plan receives a favorable determination letter from the Internal Revenue Service with respect to the termination.

          11.4  Merger, Consolidation or Transfer of Assets and Liabilities.
                -----------------------------------------------------------
Upon any merger or consolidation with, or a transfer of assets or liabilities to another plan, each Participant is entitled to receive a benefit immediately after such event which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately prior to such event. Any such transfer, merger or consolidation must not otherwise result in the elimination of any benefit protected by Code section 411(d)(6).

          11.5  Distribution Upon Disposition of Assets of Subsidiary.
                -----------------------------------------------------
Notwithstanding the distribution rules of Article 7, a Participant's Account may be distributed in a lump sum in the event of the disposition of at least 85% of the assets of the Employer (within the meaning of Code section 409(d)(2)), or, if the Employer is a subsidiary of the Company, the disposition by the Company of its interests in the Employer (within the meaning of Code section 409(d)(3)) to an unrelated entity provided (a) the Company or Employer continues to maintain the Plan, and (b) the Participant continues employment with the corporation acquiring such assets or such subsidiary.

          11.6  Successor Employer.  Any successor to the business of the
                ------------------
Employer may, with the written consent of the Company, continue the Plan and Trust. Such successor shall succeed to all the rights, powers and duties of the Employer. The Employment of any employee of the Employer who continues in the employ of the successor shall not be deemed to have been terminated or severed for any purpose of the Plan.

                                     11-2

                                   ARTICLE 12
                               General Provisions

          12.1  Limitation on Liability.  In no event shall the Company,
                -----------------------
Employer, Administrator or any employee, officer or director of the Company or Employer incur any liability for any act or failure to act unless such act or failure to act constitutes a lack of good faith, willful misconduct or gross negligence with respect to the Plan or Trust Fund.

          12.2  Indemnification.  The Trust Fund shall indemnify the
                ---------------
Administrator and any employee, officer or director of the Employer against all liabilities arising by reason of any act or failure to act unless such act or failure to act is due to such person's own gross negligence or willful misconduct or lack of good faith in the performance of his duties to the Plan or Trust Fund. Such indemnification shall include, but not be limited to, expenses reasonably incurred in the defense of any claim, including attorney and legal fees, and amounts paid in any settlement or compromise; provided, however, that indemnification shall not occur to the extent that it is not permitted by applicable law. If Trust Fund assets are insufficient or indemnification is not permitted by applicable law, the Employer shall indemnify such person. Indemnification shall not be deemed the exclusive remedy of any person entitled to indemnification pursuant to this section. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or employee of the Administrator or as an officer, director or employee of the Employer, and such person's rights shall inure to the benefit of his heirs and representatives.

          12.3  Compliance with Employee Retirement Income Security Act of 1974.
                ---------------------------------------------------------------
Notwithstanding any other provisions of this Plan, a fiduciary or other person shall not be relieved of any responsibility or liability for any responsibility, obligation or duty imposed upon such person pursuant to the Employee Retirement Income Security Act of 1974, as amended from time to time.

          12.4  Nonalienation of Benefits.  Except with respect to any
                -------------------------
indebtedness owing to the Trust Fund, payments required pursuant to a qualified domestic relations order as defined by the Code, or as otherwise permitted by law, benefits payable by the Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy, either voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to Plan benefits shall be void.

                                     12-1

          12.5  Employment Not Guaranteed by Plan.  The establishment of this
                ---------------------------------
Plan, its amendments and the granting of a benefit pursuant to the Plan shall not give any Participant the right to continued Employment with the Employer, or limit the right of the Employer to dismiss or impose penalties upon the Participant or modify the terms of Employment of any Participant.

          12.6  Form of Communication.  Any election, application, claim, notice
                ---------------------
or other communication required or permitted to be made by or to a Participant, the Administrator or Company shall be made in such form as the Administrator or Company shall prescribe. A communication shall be effective upon mailing if sent first class, postage prepaid and addressed to the Administrator or Company at the principal office of the Administrator or Company or to the Participant at his last known address.

          12.7  Facility of Payment.  If a Participant's duly qualified guardian
                -------------------
or legal representative makes claim for any amount owing to the Participant, the Trustee shall pay the amount to which the Participant is entitled to such guardian or legal representative. In the event a distribution is to be made to a minor, the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such minor or an adult with whom the beneficiary maintains his residence, or to the custodian for such beneficiary under the Uniform Gift to Minors Act if permitted by the laws of the state in which the beneficiary resides. Any payment made pursuant to this section in good faith shall be a payment for the Account of the Participant and shall be a complete discharge from any liability of the Fund or the Trustee.

          12.8  Location of Participant or Beneficiary Unknown.  If the
                ----------------------------------------------
Administrator is unable to pay benefits from the Plan to any Participant or beneficiary due to the Administrator's inability to locate such Participant or beneficiary, after forwarding a registered letter, return receipt requested, to the last known address of such Participant or beneficiary and after further diligent effort, the amount to be distributed shall be treated as a Forfeiture. If the Participant or beneficiary is located subsequent to the allocation of the Forfeiture, the forfeited amount should be restored, first from Forfeitures, if any, then Income and, last, as an additional Employer contribution. In the event a Participant or beneficiary cannot be located upon termination of the Plan, any amount payable to such Participant or beneficiary shall be transferred at the earliest possible date to the state of the Participant's or beneficiary's last known address pursuant to the terms of that State's abandoned property law. Upon such transfer, the Employer, Administrator and Trustee shall have no further liability for the amount so transferred.

                                     12-2

          12.9  Service in More Than One Fiduciary Capacity.  Any individual,
                -------------------------------------------
entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and Trust Fund.

          12.10  Offset.  In the event any payment is made by the Trustee to any
                 ------
individual who is not entitled to such payment, the Trustee shall have the right to reduce future payments due to such individual by the amount of any such erroneous payment. This right of offset, however, shall not limit the rights of the Trustee to recover such overpayments in any other manner.